UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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UPWORK INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Our Work Marketplace Serves Clients and Talent
We operate the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume. Our platform provides various tools that bring greater ease of operations and certainty to both sides of a transaction.

Our Impact
Building on our ESG materiality assessment and identifying the topics most critical to our success, we focus on the following impact areas:

To Our Stockholders,
Upwork had a banner year in 2021. We saw record financial performance, driven by fundamental changes to the nature of work. Companies are experimenting with new ways of accessing critical skills, constructing teams, and getting work done. Professionals are exploring career paths that veer widely from the traditional or linear. And in this new reality, Upwork is becoming the ideal place for talent and clients to collaborate and achieve more together. I’m excited by what we accomplished this past year and how we’ve set the stage for growth in 2022 and beyond.
The War in Ukraine
Before delving too deeply into our operational and financial highlights, I want to address the war in Ukraine. In early March, we decided to suspend operations in Russia and Belarus in response to Russian President Vladimir Putin’s unprovoked invasion of Ukraine. It was a difficult decision but one that aligns with our core values and the operational realities on the ground.
We’ve taken a number of measures to support the people of Ukraine. We introduced a mechanism for individuals to donate directly to professionals in Ukraine through Project Catalog™. We also made a $1 million donation to Direct Relief International and matched $100,000 in employee donations to nonprofit relief efforts in Ukraine. We launched product enhancements that help Ukraine-based talent maintain their livelihoods during this time of uncertainty and peril. For example, their professional reputation on our platform is protected, even if they’re unable to work, and they can receive expedited payments and communicate with clients about their safety and work status. We are exploring additional ways to aid those impacted by the war, including highlighting displaced talent and helping them find new work opportunities among our global client base.
I am humbled by the work Upwork team members have done to support the community in Ukraine and help ensure the safety, security, and well-being of talent and colleagues affected by the crisis.
Record Financial Performance Spurred by Innovation
Returning to our performance, I am proud of how Upwork has grown significantly by anticipating and addressing our customers’ needs amid the transformation taking place in the world of work. Professionals are seeking more flexibility and control as they chart their careers in ways that better speak to their needs, passions, and skills. Companies are embracing remote work models, hybrid teams of full-time employees and independent professionals, and other new work practices.

Upwork is at the heart of this acceleration of career and work innovation. In 2021, we launched Talent Scout™ and Virtual Talent Bench™, expanded Project Catalog globally, and added features and improvements to our Enterprise Suite, among other product enhancements. The evolution of our product offerings gives our customers additional ways to engage with each other and collaborate on our work marketplace.
Our business is built for the type of work and career innovation that is happening right now. In 2021, gross services volume (GSV)1 grew to an all-time high of $3.5 billion, representing a 41% year-over-year increase. We also reported record revenue of $503 million, up 35% year-over-year. Top talent continues to seek work on our platform. In the fourth quarter of 2021, we surpassed $15 billion in lifetime talent earnings.2 We also ended the fourth quarter with approximately 771,000 active clients.3 A growing number of these clients are spending six and seven figures with us annually.
We view our performance in 2021 as a starting point. Ahead of us is a total addressable market of more than $1.3 trillion. Upwork is well-positioned to capitalize on this opportunity. We have 20 years of experience, a trusted and scalable platform, and proprietary transaction data for over 5 million jobs per year, giving us unique insight into the factors that create successful long-term working relationships between clients and talent. Perhaps most importantly, we have an agile and innovative team that has shown time and again its ability to move the business forward, no matter market conditions.
Commitment to Diversity, Inclusion, and Belonging
Building and supporting a diverse team of professionals is critical to Upwork’s mission of creating economic opportunities so that people have better lives. We know that, while talent is equally distributed, opportunity is not. We are intensely focused on increasing access to fulfilling work that helps people reach their potential, both for our team members and those who use our platform.
Our work marketplace is purposely designed to help level the playing field. Rather than relying on conventional measures of professional achievement, such as background, educational opportunities, or industry connections, talent on Upwork can build their careers through meritocracy: portfolios of their work, client feedback, and platform earnings. We advance inclusive economic opportunity by continually improving the accessibility of our platform, employing inclusive design principles when developing new products and services, and creating solutions that serve the diverse perspectives and needs of our global audience.
As a unique example, Upwork’s Diversity-Certified Badges help our clients prioritize representation by hiring talent from historically underrepresented communities, including minority-, woman-, LGBTQIA+-, U.S. veteran-, and disability-owned businesses.
At the same time, we strive to cultivate an inclusive culture within our own organization. Upwork’s Office of Diversity, Inclusion, and Belonging (DIBs), led by Erin L. Thomas, PhD, helps build operating models, educational tools, and accountability mechanisms that move us closer to a more equitable working environment.
A key element of our DIBs program is our eight Upwork Belonging Communities (UBCs), employee-led groups that help team members forge relationships and create a sense of connection and belonging. In 2021, we launched our newest UBC, UpMIND, for neurodiverse Upworkers and allies. Over half of our employee population participates in at least one UBC.
2021 also marked the launch of GlowUP, a dedicated enrichment program for and by our leaders of color, through which they examine leadership challenges and grow their influence at Upwork. In March 2022, we created a similar program to help cultivate early- to mid-career leaders of color.
Through Upwork’s Inclusive Sourcing Program, started in 2020, we are building a diverse portfolio of suppliers to not only meet Upwork’s procurement needs but also help drive equity, innovation, and economic opportunity among the wider business community. We aim to increase the number of underrepresented suppliers in our request for proposal exercises and grow our underrepresented supplier spend.
I am proud of these efforts and the recognition Upwork has received for them. This includes being named to the 2022 Human Rights Campaign Foundation’s Corporate Equality Index and 2022 Bloomberg Gender-Equality Index.
[1]
“GSV” represents the total amount that clients spend on both our marketplace offerings and our managed services offering as well as additional fees we charge to talent for other services. For additional information on gross services volume, please see page 54 of our 2021 Annual Report on Form 10-K for the year ended December 31, 2021.

[2]	As measured by lifetime talent earnings, including on Elance, Inc. and oDesk Corporation.
[3]	An “active client” is a client who has had spend activity during the trailing 12 months preceding the date of measurement.

Environmental Sustainability
We see Upwork as a natural ally in the fight against climate change. Our work marketplace makes work more sustainable by reducing commuting and, we believe, contributing to decreased business travel and usage of office space.
As in so many other domains in which we operate, Upwork leads by example when it comes to environmental sustainability. We have achieved carbon neutrality since 2019 and are committed to maintaining this status. We also embraced a remote-first working model and have seen the environmental benefits of this arrangement firsthand. Even as our team grew, our emissions reached an all-time low in 2021.
Last year, Upwork adopted a new Global Environmental Policy that outlines our environmental commitments. Building on our commitment to carbon neutrality, the Global Environmental Policy outlines the steps we’re taking to further decrease our footprint and achieve net-zero emissions on an annual basis. This includes operational improvements and the direct purchase of renewable power.
Looking Ahead
2021 was the first year in which we executed our three-part strategy of innovating, scaling, and evangelizing our work marketplace. We were incredibly pleased with our progress and will continue to execute that winning strategy going forward.
In 2022, we will build upon our product fundamentals, rev the innovation engine, and launch new offerings that enable clients and talent to unlock their potential as they forge ahead into new ways of working. Upwork’s Enterprise Suite will be of particular focus. Enterprise revenue4 grew 73% year-over-year in 2021, and we are aggressively scaling our Enterprise sales team to pursue the opportunity here. We will also continue to strategically invest in targeted and data-driven marketing initiatives to drive brand awareness and consideration among our target audiences.
The opportunity in front of us is massive. We have a winning strategy and the right team to harness it and help our customers succeed in the new world of work.
Thank you for your continued support of our business and our mission.
Sincerely,

Hayden Brown
President and Chief Executive Officer
[4]	We define Enterprise revenue as revenue from our Upwork Enterprise offering, including all client fees, subscriptions, and talent service fees.

April 19, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Upwork Inc., which we refer to as the Annual Meeting. The meeting will be held exclusively online via live webcast on Thursday, June 2, 2022, at 8:00 a.m. Pacific Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/UPWK2022, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs, enables participation from our global community, and aligns with our broader sustainability goals.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, and annual report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by internet, by telephone, or if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the meeting. Returning the proxy does not affect your right to attend and to vote your shares at the Annual Meeting.
Sincerely,

Thomas Layton
Chairperson of the Board of Directors
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 2, 2022: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

UPWORK INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Forward-Looking Statements
This Proxy Statement for the Annual Meeting, which we refer to as this Proxy Statement, includes forward-looking statements. These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict, including but not limited to the ongoing Russian invasion of Ukraine and the effect that it may have on our business, operating results, financial condition, and access to capital. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References to our website in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this Proxy Statement. In this Proxy Statement, we refer to Upwork Inc. as “Upwork,” “we,” or “us.”
Proposals to Be Voted on and Board Voting Recommendations
Proposal		Board Recommendation	Page
1	Election of three Class I directors named in this Proxy Statement		23
	1a. Kevin Harvey	FOR
	1b. Thomas Layton	FOR
	1c. Elizabeth Nelson	FOR
2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	FOR	33
3	Advisory vote on named executive officer compensation (“say-on-pay”)	FOR	35
Key 2021 Business Highlights
We are changing the way work gets done by placing independent talent at the heart of every business. We operate the world’s largest work marketplace that connects businesses with independent talent, as measured by GSV.5
Despite the challenges of the ongoing COVID-19 pandemic, in 2021 we continued to evolve our new generation of executive leadership and generated strong operational and financial results while advancing valuable strategic initiatives. Key business highlights include:
Performance Highlights
Growing Our Work Marketplace	GSV grew to over $3.5 billion, a 41% year-over-year increase
Generating Strong Growth	Generated $503 million of revenue, a 35% year-over-year increase
Expanding Our Active Client Base(1)	Expanded the number of active clients by 22% year-over-year to approximately 771,000(2) while increasing GSV per active client 15% year-over-year to $4,599(2)
(1)
We define an active client as a client that has had spend activity on our work marketplace during the 12 months preceding the date of measurement. GSV per active client is calculated by dividing total GSV during the four quarters ended on the date of measurement by the number of active clients at the date of measurement.

(2)	As of December 31, 2021.
[5]
We define independent talent that advertise on, and provide services through, our work marketplace as talent, and we define users that work with talent through our work marketplace as clients. We refer to talent and clients together as users.

2022 Proxy Statement 1

Strategic Highlights
Launching a New Generation of Leadership	Continued to invest in the top talent necessary to drive our long-tern success, including hiring a new Chief Technology Officer and Chief Marketing Officer
Innovating the Work Marketplace
Launched Project CatalogTM (pre-defined, ready-to-purchase projects), Talent ScoutTM (a data-science-driven hiring solution), and Virtual Talent BenchTM (enables clients to establish a network of talent)

We also announced partnerships with Catch, a leading benefits company dedicated to the needs of independent talent, and Loom, the industry-leading communication tool that allows our users to simultaneously record themselves and their computer screen and share these recordings with their teams and customers

Evangelizing the Work Marketplace
Increased our investment in brand marketing, underscoring our conviction that this is a moment in time in which we can influence users meaningfully as workers are reconsidering their priorities and businesses grapple with talent shortages exacerbated by the Great Resignation

We also launched Upwork CoLab, an Upwork brand-partnership program that connects talent with exciting brands to collaborate on high-value, relevant, and innovative projects

Scaling the Work Marketplace
Announced that we are growing the enterprise sales team and expect to double the number of account executives of our “land” team by the end of 2022

By doing this, we are establishing a strong foundation on which to capture the long-term value opportunity of enterprise sales and will continue to invest wisely and strategically to capitalize on that opportunity

We monitor GSV as a key financial and operational metric to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. We believe GSV is an important metric because it represents the amount of business transacted through our work marketplace. Moreover, we believe revenue is the primary measure of the performance of our business, as it provides comparability to other online marketplaces and is aligned to our strategic focus on growth objectives.

2 2022 Proxy Statement

Stockholder Value Creation
The following charts show comparisons from October 3, 2018 (the date our common stock commenced trading on The Nasdaq Global Select Market), through December 31, 2021, and from January 1, 2020 (the date on which Hayden Brown became our President and Chief Executive Officer), through December 31, 2021, of the cumulative total returns for our common stock, the NASDAQ-100 Technology Sector Index, and the NASDAQ Composite Index, respectively. Such returns are based on historical results and are not intended to suggest future performance. The NASDAQ Composite Index and the NASDAQ-100 Technology Sector Index assume reinvestment of any dividends.
Our Demonstrated Value Creation

Stockholder Engagement

Source: Capital IQ; representing percentage of outstanding shares as of February 23, 2022, based on the latest 13F filings.
Our board of directors and executive management team value feedback from our stockholders. In addition to our normal-course investor relations activities, we initiated a dedicated stockholder outreach program in 2021 to engage with our stockholders on topics including corporate governance, executive compensation, and corporate responsibility and sustainability.
2022 Proxy Statement 3

In 2021, we contacted stockholders representing approximately 48% of our current shares outstanding and engaged in discussions with stockholders representing approximately 42% of our current shares outstanding. Members of our board of directors and management team participated in these engagements and used feedback heard from stockholders as a key input in deliberations on our strategy, governance, executive compensation, risk management, and environmental, social, and governance, which we refer to as ESG, priorities. Key themes from our engagement with stockholders and the actions our board of directors took in response include:
Key Themes	What We Heard from Stockholders	What We Did in Response
CEO Performance Award[6]
• Stockholders were supportive of the structure and timing of the CEO Performance Award, noting our strong performance, the rigorous performance targets, and that the award drives alignment with stockholder interests
• Stockholders requested additional disclosure given such awards are reviewed closely

✔ Added a comprehensive overview of the CEO Performance Award to the 2021 proxy statement Included additional disclosure of the CEO
✔ Performance Award in this Proxy Statement, which we describe in the “Compensation Discussion and Analysis” section below

Long-Term Incentive Compensation (LTI)
• Stockholders appreciated the introduction of performance stock units, which we refer to as PSUs, into our long-term incentive compensation program and suggested including relevant disclosure in future proxy statements

✔ Included an overview of 2021 PSU awards in the 2021 proxy statement and provided additional details in this Proxy Statement
✔ Increased the percentage allocation of PSUs that comprise the long-term incentive compensation opportunity of our Named Executive Officers, which we describe in the “Compensation Discussion and Analysis” section below

ESG and Sustainability
• Stockholders were enthusiastic about the progress to date, including our use of the Sustainability Accounting Standards Board (SASB) framework and our disclosure of EEO-1 data
• Stockholders encouraged us to continue to advance our ESG-related disclosures

✔ Continued to publish detailed information on ESG initiatives and efforts, including establishing a new landing page on our website outlining our impact areas of focus, which includes an ESG Reports Hub
✔ Reported in alignment with the Task Force on Climate-related Financial Disclosures (TCFD) recommendations in our 2021 Impact Report Submitted our first CDP Climate Change Report in July 2021

Directors’ Outside Board Commitments	• Certain stockholders highlighted that one director was not in compliance with stockholders’ “overboarding” policies
✔ Disclosed in the 2021 proxy statement that the director in question had previously planned, and then announced, that he would reduce his board commitments
✔ In June 2021, the director in question stepped down from one company’s board of directors and stepped down from the board of directors of an additional company in connection with the acquisition of that company in August 2021

Corporate Governance	• Stockholders were supportive of our adoption of a majority voting standard and proxy access right and wished to see ongoing review of governance structures and practices over time	✔ Continued to assess governance structures in the context of our business strategy and strong performance, as well as against market practices
[6]	We define the CEO Performance Award as the performance-based option award granted to Ms. Brown in January 2021.
4 2022 Proxy Statement

ESG Oversight and Notable Accomplishments
Our mission is to create economic opportunities so people have better lives. We seek to do what is right for our business, stakeholders, and planet. In 2021, we focused on building a robust internal ESG function to proactively manage the key non-financial topics identified in our 2020 ESG materiality assessment. This included hiring a Senior Program Manager of ESG to lead our ESG program and establishing our ESG Program Office, which comprises members of the legal department and is focused on engaging key stakeholders and strengthening our ESG performance. The ESG Program Office is supported by our ESG Task Force, which is a management-level committee made up of senior leaders and subject matter experts across Upwork.
Board oversight starts with our nominating and governance committee, which oversees our overall ESG performance and provides input on our management of material ESG risks and opportunities, ESG reporting, and progress against ESG targets. Our ESG Program Office briefs the nominating and governance committee on a biannual basis, which then updates the full board of directors on ESG matters on a biannual basis.
In 2021, our notable ESG accomplishments included:
Focus Areas	Notable ESG Accomplishments in 2021
Economic Opportunity
• Provided individual coaching to 2,400 new members of our talent community and hosted 245 virtual events and webinars to support over 75,000 members of our talent community
• Granted $800,000 through The Upwork Foundation[7] to eight high-impact nonprofits that provide critical workforce training, job placement, and financial support to communities in need
• Contributed over $172,000 through our employee matching gifts program to nonprofits addressing the COVID-19 pandemic or issues important to our Upwork Belonging Communities[8]

Health, Safety, and Human Rights
• Published a Global Human Rights Policy
• Developed the Upwork Playbook 2.0, which outlines best practices for working together as a distributed team
• Through our workforce surveys, saw an employee satisfaction (eSat) score of 73/100, meeting our industry benchmark, and a hybrid workforce eSat score of 79/100

Diversity, Inclusion, and Belonging (DIBs)
• Launched UpMIND, an Upwork Belonging Community focused on mental health and neurodiversity
• Advanced our GlowUP Program designed to support our leaders of color
• Recognition:
• Included in the 2022 Bloomberg Gender-Equality Index
• Included in the 2022 Human Rights Campaign Foundation’s Corporate Equality Index
• Recognized by Parents @ Work as one of the 2021 Best Places for Parents Working Remotely

Environmental Sustainability
• Reported and verified our Scope 1, 2, and 3 emissions and achieved carbon neutrality for the third consecutive year
• Submitted our first CDP Climate Change questionnaire
• Published a Global Environmental Policy

Business Integrity and Supplier Engagement
• Updated our Code of Business Conduct and Ethics with our enhanced Speak Up program and ethics reporting platform
• Published a Supplier Code of Conduct
• Maintained our SOC 2 Type II, PCI DSS Level 2, and ISO 27001 and 27018 certifications and achieved SOC 3 certification

Additional information about our ESG programs and performance, including our workforce diversity data and annual emissions figures, are included in our 2021 Impact Report, which is available on our ESG Reports Hub on our website at upwork.com/about/our-impact/reports-hub.
[7]
The Upwork Foundation is a philanthropic initiative established in 2018 in connection with our initial public offering. To fund this program for charitable donations, we issued a warrant exercisable for 500,000 shares of our common stock to a donor-advised fund that donates the proceeds from the sale of such shares to non-profit organizations of our choice.

[8]	Upwork Belonging Communities are resource groups for our team members that aim to create a sense of connection and belonging among our workforce.
2022 Proxy Statement 5

Executive Compensation Philosophy
Our executive compensation philosophy is to provide a competitive compensation program that attracts and retains talented executives, including our Named Executive Officers, whom we identify in the “Compensation Discussion and Analysis” section below, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives while simultaneously creating sustainable long-term value for our stockholders.
Executive Compensation Overview
Key Components of 2021 Executive Compensation
Compensation Elements	Key Components	Objective and Alignment to Strategy
Base Salary	• Fixed cash	• Attract and retain top talent through market-competitive salary levels that are commensurate with the executive’s role and responsibility
Annual Bonus	• Variable payout based on performance against pre-established targets	• Incentivize achievement of annual business objectives and reward short-term performance • Revenue performance metric aligns compensation with strategic growth
Long-Term Equity Incentives	• Time-based restricted stock unit awards, which we refer to as RSUs, vest over four-year period • PSU awards, which are subject to both performance- and time- based vesting
• Align the interests of executives with stockholders
• Motivate long-term sustainable value creation
• Promote retention of top talent
• Incentivize achievement of annual business objectives and reward long-term performance
• Revenue performance metric aligns compensation with strategic growth

Corporate Governance Practices
We are committed to effective corporate governance that promotes the long-term interests of our stockholders and strengthens the accountability of our board of directors and management. As we continue to mature as a public company, we are committed to evolving our corporate governance practices in line with our growth. Our board of directors takes a thoughtful approach to our governance structure, regularly assessing a range of factors, including regular stockholder input and feedback. Our board of directors carefully considers each of our corporate governance practices to ensure they are aligned with our state of maturity as a company and the best interests of our stockholders. Key elements include the following:
6 2022 Proxy Statement

Board Diversity
We strive to maintain a diverse board of directors and ensure diversity is a factor when identifying potential new directors; four of our eight directors are women, and three directors are from underrepresented communities[9]
Independent Board Oversight Seven of our eight directors are independent, including our chairperson
Board Oversight of ESG Our nominating and governance committee oversees our corporate responsibility and sustainability programs, including ESG	Proxy Access We provide a method for stockholders to place their nominees for director on our proxy ballot
Stock Ownership Guidelines
Our Executive and Board Stock Ownership Guidelines, which we refer to as the Stock Ownership Guidelines, establish stock ownership requirements, including 5x base salary for our Chief Executive Officer
Annual Board Evaluation Our board of directors and the committees of our board of directors conduct self-evaluations at least annually to assess performance
Majority Voting In response to stockholder feedback, in 2021 we implemented majority voting in uncontested director elections, which will take effect beginning with the Annual Meeting	Clawback Policy We have adopted a clawback policy for our executive officers that provides for recoupment of incentive-based compensation in the event we adjust or restate our financial statements
Board Composition
Our board of directors conducts an annual self-evaluation process, which is used, in part, to assess the current composition of the board of directors and its committees relative to the evolving needs of the business. This exercise is conducted with the goal of ensuring we have developed and maintain a diverse, experienced, and highly qualified board of directors that is representative of our key stakeholders and well positioned to oversee corporate strategy and culture. As part of the evaluation and refreshment process, our board of directors has added two new independent directors since our initial public offering in 2018: Leela Srinivasan and Anilu Vazquez-Ubarri, in addition to Ms. Brown who joined our board of directors when she became our President and Chief Executive Officer.
The charts below provide information regarding the tenure and age distribution of our board of directors (as of March 31, 2022). We define tenure as including service on the board of directors of Elance, Inc., which we refer to as Elance, or oDesk Corporation, which we refer to as oDesk, prior to the combination of the two companies in March 2014.

We are committed to creating a diverse and inclusive culture, which starts at the top with our board of directors. Four of our eight directors are women, two directors self-identify as being racially or ethnically diverse, and one director self-identifies as LGBTQ+. All of our directors bring unique experiences and backgrounds to Upwork.
[9]	As defined under California law AB 979.
2022 Proxy Statement 7

Key Expertise, Experience, and Attributes
Technology and Product Development 8/8 Directors	Corporate Governance 8/8 Directors	International 8/8 Directors

CEO and Management Experience 8/8 Directors	Finance 6/8 Directors	Operations 8/8 Directors

Human Capital Management 8/8 Directors	Marketing and Product 6/8 Directors	Risk Management 5/8 Directors

Other Public Company Board Experience 7/8 Directors	Cybersecurity 4/8 Directors	Strategic Planning 8/8 Directors

Corporate Sustainability and ESG 4/8 Directors
8 2022 Proxy Statement

Notice of Annual Meeting of Stockholders
Thursday, June 2, 2022
8:00 a.m. Pacific Time
Online at www.virtualshareholdermeeting.com/UPWK2022
There is no physical location for the Annual Meeting.
Items of Business
1.
Elect the three Class I directors named in the accompanying Proxy Statement, each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is elected and qualified.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.
3.	Approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in this Proxy Statement.
4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date
April 4, 2022, which we refer to as the Record Date
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Participation in Annual Meeting
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/UPWK2022. Please see “Important Information About the Annual Meeting” for additional information.
The Annual Meeting will begin promptly at 8:00 a.m. Pacific Time. The virtual meeting room will open at 7:45 a.m. Pacific Time for registration.
Voting
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions–Voting Information” beginning on page 75 of this Proxy Statement.
Internet Visit the website on your proxy card	By Telephone 1-800-690-6903	By Mail Mark, sign, date, and return your proxy card in the enclosed envelope
This notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April 19, 2022.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the internet or by telephone or to request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,

Brian Levey Corporate Secretary San Francisco, California April 19, 2022
2022 Proxy Statement 9

Important Information About the Annual Meeting
Our Annual Meeting will be conducted online only, via live webcast. Stockholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/UPWK2022.
We have conducted efficient and effective virtual meetings since 2019. We intend to continue to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, protects the health and safety of attendees in light of the ongoing COVID-19 pandemic, saves us and stockholders’ time and money, and reduces our environmental impact.
Participating in the Annual Meeting
•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/UPWK2022.
•	You may log in to the meeting platform beginning at 7:45 a.m. Pacific Time on June 2, 2022. The meeting will begin promptly at 8:00 a.m. Pacific Time.
•	You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/UPWK2022.
•	Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•	If you encounter any difficulties accessing or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual meeting website.
Additional Information About the Annual Meeting
•	Stockholders may submit questions in advance of the Annual Meeting at www.virtualshareholdermeeting.com/
UPWK2022 before 8:59 p.m. Pacific Time on June 1, 2022, or during the live meeting at www.virtualshareholdermeeting.com/UPWK2022.
•	During the meeting’s live Q&A session, we will answer questions (including those submitted in advance) as time permits.
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Our rules of conduct and procedure for the meeting generally provide that: We limit each stockholder to one question so that we can answer questions from as many stockholders as possible. Questions should be succinct and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. In addition, questions may be edited for brevity and grammatical corrections.

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We do not intend to address any questions that are, among other things: irrelevant to our business; irrelevant to the business of the Annual Meeting; related to material non-public information of the company; related to personal matters or grievances; derogatory or otherwise in bad taste; repetitious or already made by another stockholder; in furtherance of the stockholder’s personal or business interests; related to pending or threatened litigation; or out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chairperson of our board of directors or our Corporate Secretary in their reasonable discretion.

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If there are matters of individual concern to a stockholder (rather than of general concern to all stockholders), or if we are not able to answer all the questions posed, stockholders may contact us separately after the meeting through our Investor Relations department by email at investor@upwork.com.

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A webcast replay of the Annual Meeting, including the Q&A session, will be available for 90 days following the Annual Meeting on the “Investor Relations” section of our website, which is located at investors.upwork.com.

10 2022 Proxy Statement

Board of Directors and Committees of the Board of Directors; Corporate Governance Standards and Director Independence
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate and Compensation Governance Highlights
Board Diversity
We strive to maintain a diverse board of directors and ensure diversity is a factor taken into account when identifying potential new directors. Four of our eight directors are women, and three directors are from underrepresented communities[10]

Independence
Seven of our eight directors are “independent” as defined by The Nasdaq Stock Market LLC, which we refer to as Nasdaq, and the Securities and Exchange Commission, which we refer to as the SEC, and we have an independent director serving as our chairperson

Proxy Access	Our amended and restated bylaws provide a method for stockholders to place their nominees for director on our proxy ballot
Majority Voting for Directors	Beginning with the Annual Meeting, we are implementing majority voting in uncontested elections of directors
Stock Ownership Guidelines
Our Stock Ownership Guidelines establish the level of stock ownership and holding requirements expected of our directors and executive officers, including 5x base salary for our Chief Executive Officer

Annual Board Evaluation	Our board of directors and the committees of our board of directors conduct self-evaluations at least annually to assess performance
Annual Compensation Evaluation	With the help of an independent compensation consultant, our compensation committee conducts annual reviews of the compensation of all our executive officers
Corporate Responsibility	Our nominating and governance committee is responsible for reviewing and assessing our performance and procedures relating to corporate responsibility and sustainability, including ESG matters
ESG Management
Our ESG Program Office, which comprises members of our legal department and is focused on engaging key stakeholders and strengthening our ESG performance, is responsible for reporting to the nominating and governance committee on a biannual basis. Our ESG Program Office is supported by our ESG Task Force, which is a management-level committee of senior leaders and subject matter experts from various departments responsible for developing and implementing ESG programs

Compensation Risk
Our compensation committee, on at least an annual basis, evaluates our compensation programs to ensure that they do not encourage our employees, including our executive officers, to take inappropriate or excessive risk

Clawback Policy	We have adopted a clawback policy for our executive officers that provides for recoupment of incentive-based compensation in the event we adjust or restate our financial statements
[10]	As defined under California law AB 979.
2022 Proxy Statement 11

Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investors.upwork.com, by clicking “Documents & Charters” in the “Governance” section of our website. Our nominating and governance committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate.
Currently, the positions of chairperson and chief executive officer are held by different individuals. Thomas Layton is the chairperson of our board of directors. Mr. Layton has served as a member of our board of directors and chairperson since our inception. Our board of directors believes that Mr. Layton’s historical knowledge, operational expertise, and extensive leadership experience serving as the chairperson of our board of directors since our inception make him well qualified to serve as chairperson of our board of directors. Mr. Layton is an independent director, and accordingly, our board of directors has not designated a lead independent director.
Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: calling meetings of the independent directors; presiding at executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; disseminating information to our board of directors; being available under appropriate circumstances for communication with stockholders; and performing such other functions and responsibilities as requested by our board of directors from time to time.
Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk-mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, and tax), legal, regulatory, cybersecurity, privacy, compliance, and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting; receives reports on all significant committee activities at each regular board meeting; and evaluates the risks inherent in significant transactions. Our audit, risk and compliance committee, which we refer to as our audit committee, assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.
12 2022 Proxy Statement

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus.
Audit Committee	Compensation Committee	Nominating and Governance Committee
• Reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, and our legal and regulatory compliance and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management
• Reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters
• Evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures
• Assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, and procedures relating to corporate responsibility and sustainability, including ESG, reviews the independence of our board of directors, and reviews and discusses our board of directors’ leadership structure and role in risk oversight

We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Cybersecurity Risk Oversight
Securing the information of our users, team members, vendors, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit committee, and management.
Our Chief Information Security Officer provides regular cybersecurity updates in the form of written reports and presentations to our audit committee at every quarterly meeting. Our audit committee regularly reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. Additionally, we leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third-party security experts for risk assessments and program enhancements.
Majority Voting Standard for Director Elections and Director Resignation Policy
Commencing with the Annual Meeting, our amended and restated bylaws provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender an irrevocable resignation upon such nominee’s election or re-election. The majority voting standard provides that, in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition, our Corporate Governance Guidelines require each incumbent nominee to submit an irrevocable contingent resignation letter prior to the annual meeting of stockholders in which such election is to take place. This addresses the “holdover” director situation under the Delaware General Corporation Law, which we refer to as the DGCL, pursuant to which a director remains on the board of directors until such director’s successor is elected and qualified. Such resignation becomes effective only upon (i) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (ii) our board of directors’ acceptance of such resignation. If the nominee does not receive the requisite number of votes for re-election, our nominating and governance committee will make a recommendation to our board of directors as to whether to accept or reject the resignation, or whether other action should be taken. Our board of directors will act on the nominating and governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
2022 Proxy Statement 13

Independence of Directors
The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Thomas Layton, Gregory C. Gretsch, Kevin Harvey, Elizabeth Nelson, Leela Srinivasan, Gary Steele, and Anilu Vazquez-Ubarri, representing seven of our eight directors, are “independent directors” as defined under the applicable listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the “Investor Relations” section of our website, which is located at investors.upwork.com, by clicking on “Documents & Charters” in the “Governance” section of our website.
Director	Independent	Audit, Risk and Compliance Committee	Compensation Committee	Nominating and Governance Committee
Gregory C. Gretsch	Yes
Kevin Harvey	Yes
Thomas Layton	Yes
Elizabeth Nelson(1)	Yes
Leela Srinivasan	Yes
Gary Steele	Yes
Anilu Vazquez-Ubarri(2)	Yes
  Chair
  Member
  Financial Expert
(1)	On April 1, 2022, Ms. Nelson stepped down from our compensation committee and joined our nominating and governance committee.
(2)	On April 1, 2022, Ms. Vazquez-Ubarri stepped down from our nominating and governance committee and joined our compensation committee.
14 2022 Proxy Statement

Audit, Risk and Compliance Committee
Our audit committee is composed of Ms. Nelson, who is the chairperson of the committee, Mr. Gretsch, and Ms. Srinivasan. Each member of our audit committee is independent under the current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current Nasdaq listing standards. In addition, our board of directors has determined that Mr. Gretsch and Ms. Nelson both satisfy the requirements for an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	reviewing the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls, internal audit function, and cybersecurity controls and procedures;
•	reviewing material related party transactions or those that require disclosure;
•	reviewing legal, financial, technology, and enterprise risk exposures and the steps management has taken to monitor and control such exposures; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee is composed of Mr. Gretsch, who is the chairperson of the committee, Mr. Steele, and Ms. Vazquez-Ubarri. The composition of our compensation committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our compensation committee is responsible for, among other things:
•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•	reviewing succession plans for our Chief Executive Officer;
•	reviewing and recommending to our board of directors the compensation of our non-employee directors;
•	administering our stock and equity incentive plans; and
•	establishing our overall compensation philosophy.
Nominating and Governance Committee
Our nominating and governance committee is composed of Mr. Layton, who is the chairperson of the committee, Mr. Harvey, and Ms. Nelson. The composition of our nominating and governance committee meets the requirements for independence under current Nasdaq listing standards. Our nominating and governance committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our board of directors;
•	recommending directors to serve on board committees;
•	reviewing and recommending to our board of directors any changes to our corporate governance principles;
•	reviewing proposed waivers of the code of conduct for directors and officers;
•	overseeing the process of evaluating the performance of our board of directors;
•	advising our board of directors on corporate governance matters; and
•
developing and overseeing programs related to corporate responsibility and sustainability and ESG matters, including reviewing and assessing our performance, risks, controls, and procedures relating to corporate responsibility and sustainability.

2022 Proxy Statement 15

Management Succession Planning
Our board of directors recognizes that one of its most important duties is its oversight of succession planning for our Chief Executive Officer. Our board of directors has delegated primary oversight responsibility for succession planning for our Chief Executive Officer to the compensation committee and the chairperson of our board of directors. Our Chief Executive Officer is responsible for identifying, evaluating, and selecting potential successors for our Chief Executive Officer’s direct reports. Our board of directors continues to regularly evaluate its succession planning to ensure that we are well positioned to continue to execute on our corporate strategy.
Oversight of Corporate Strategy
Our board of directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our board of directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our board of directors’ diverse skill set and experience enhances our board of directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our board of directors also hold regularly scheduled executive sessions at which strategy is discussed.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during 2021 were Mr. Gretsch, Ms. Nelson, and Mr. Steele. None of the members of our compensation committee in 2021 were at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2021, our board of directors met six times and also acted by unanimous written consent. During 2021, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During 2021, our audit committee met four times, our compensation committee met four times, and our nominating and governance committee met two times, and each committee also acted by unanimous written consent.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All members of our board of directors attended our 2021 annual meeting of stockholders in their capacity as directors of our company.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our chairperson) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Sales materials, abusive, threatening, or otherwise inappropriate materials, and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
16 2022 Proxy Statement

The mailing address for these communications is:
Upwork Inc.
c/o Corporate Secretary
655 Montgomery Street, Suite 490, Department 17022
San Francisco, CA 94111-2676
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all the members of our board of directors, officers, and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investors.upwork.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and Nasdaq disclosure requirements regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.
ESG Oversight
Our mission is to create economic opportunities so people have better lives. We do this by removing friction in the labor market, allowing clients to hire independent talent, and helping global independent talent find better opportunities than those available in their local job markets. We believe that operating in a responsible and sustainable way will drive long-term value creation, and we are committed to managing our ESG risks and opportunities.
We recognize that sound oversight is critical to our ability to meet our ESG commitments and goals. We structure our ESG oversight as follows:
ESG Oversight
Board Oversight
Our nominating and governance committee is responsible for reviewing and assessing with management our performance, risks, controls, and procedures relating to corporate responsibility and sustainability, including ESG matters

Functional Leadership
Our ESG Program Office, which comprises members of the legal department and is focused on engaging key stakeholders and strengthening our ESG performance, drives our company-wide strategic approach to ESG and is responsible for updating our nominating and governance committee on progress, risks, and ongoing strategy on a biannual basis

ESG Task Force
Our ESG Task Force, which is a management-level committee made up of senior leaders and subject matter experts across Upwork, is responsible for developing and implementing ESG programs

In 2020, we undertook an ESG materiality assessment to help identify ESG-related topics and issues that are most important to our business and stakeholders. This assessment was informed by interviews with both internal and external stakeholders, including employees, executives, stockholders, and talent and clients. With their input we were able to identify and evaluate the topic areas that they view as most important to them as stakeholders and to our business success.
More details on our ESG materiality assessment are included in our 2021 Impact Report, published in March 2022, which is available at our ESG Reports Hub on our website at upwork.com/about/our-impact/reports-hub. The information contained in our 2021 Impact Report is not intended to be incorporated into this Proxy Statement. Our 2021 Impact Report also includes quantitative disclosures on our workforce diversity. We are committed to continued engagement with our key stakeholders going forward and ensuring our practices and disclosures align with evolving ESG-related priorities.
2022 Proxy Statement 17

Key Focus Areas for ESG Strategy
Economic Opportunity
• Helping independent talent unlock their potential by connecting professionals with a range of clients along with resources to support career independence
• Building an inclusive work marketplace by developing programs and features that enable our diverse customers to thrive
• Supporting our community through charitable giving programs and partnerships with organizations that align with our DIBs goals
• Building the future of work by providing thought leadership and resources to independent talent and companies of all sizes

Health, Safety & Human Rights
• Published a new Global Human Rights Policy
• Supporting the ILO’s Fundamental Principles and Rights at Work and expecting our team members and business partners to fully comply with all applicable labor and employment laws
• Ensuring the health and safety of our workforce through policies, procedures, and programs

Diversity, Inclusion & Belonging (DIBs)
• Dedicating strategic investment in DIBs
• Launched GlowUP, an enrichment program crafted by and for our leaders of color
• Fostering a sense of workplace belonging through Upwork Belonging Communities

Environmental Sustainability
• Reducing our environmental footprint and enabling our customers to reduce theirs through use of our work marketplace
• Committing to transparency of our corporate governance practices around environmental risks and opportunities and to methodically assessing and reporting our environmental performance data on an annual basis
• Connecting clients and talent focused on sustainability

Business Integrity and Supplier Engagement
• Following security and privacy best practices to provide a secure, reliable, and compliant work marketplace
• Ensuring ethical business practices and engaging on public policy to maximize opportunity for freelancers and creating a more equitable future of work
• Supporting inclusive sourcing and managing a responsible supply chain, aligned with our mission and committed to sustainable business practices

For more information regarding our ESG programs and performance, including our workforce diversity data and annual emissions figures, see our 2021 Impact Report, which is available on our ESG Reports Hub on our website at upwork.com/about/our-impact/reports-hub.
18 2022 Proxy Statement

Human Capital Management

“At Upwork, attracting and retaining top talent is how we deliver the work marketplace that sparks a global movement to reimagine work. We are committed to constructing a talent-dense hybrid team that is diverse, inclusive, worldly, highly productive, and engaged, and therefore capable of building a truly groundbreaking company and product.”

Zoë Harte
Chief People Officer

Board of Directors Oversight
Our board of directors recognizes the critical importance of our team and the necessity to ensure a diverse, inclusive, and creative work environment that is centered around a values-based culture. Our board of directors meets regularly with management to discuss issues impacting our team members and to focus on ways to support our workforce. Our focus on culture comes from our board of directors and flows throughout our company. In evaluating our Chief Executive Officer and management team, emphasis is put on their contributions to our overall culture.
Our Team and Culture
Our mission—to create economic opportunities so people have better lives—is integral to our culture and how we build amazing teams and products to lead our industry. We enable remote work not only through our work marketplace for our users, but also for our own team members for whom we are proud to offer a remote-first work model, which has environmental, as well as other, benefits. Our team consists of independent talent that we engage through our work marketplace, corporate employees, and advisors. Our team members are distributed around the world, and while we have corporate offices, we do not solely rely on in-person collaboration. Our team works with a variety of tools and has adopted practices to ensure all voices are heard, innovation is fostered, and results are achieved. Our hybrid team, and its belief in our mission, values, and vision, is critical to our success. With the consistent investment in the development of our team and our commitment to diversity, inclusion, and belonging, we cultivate an environment where people are able to be themselves at work and perform to the best of their abilities.
Our People
Our mission not only drives the creation and continuous development of our work marketplace, but it is also integral to how we engage our employees and our approach to creating and fostering an inclusive environment that promotes and encourages diversity, inclusion, belonging, career development, and wellness. As of December 31, 2021, we had approximately 650 employees, and throughout 2021, we engaged approximately 1,800 independent team members through our work marketplace to provide services to us on a variety of internal projects. We believe the positive relationship between us and our team members and our unique, strong culture differentiate us and are key drivers of our business success.
Diversity, Inclusion, and Belonging
We put our people and their experiences first. We view belonging as a feeling, inclusion as a practice, and diversity as an outcome.
We foster belonging through our Upwork Belonging Communities—employee resource groups that build empathy and promote inclusive skill-building. We cultivate inclusion by equipping managers with tools to effectively build and lead amazing and inclusive teams that amplify team members’ voices. Additionally, we practice multi-dimensional compensation and mobility reviews during our semi-annual employee performance evaluation process. This is led by a cross-functional team of human resource and legal leaders to help ensure we are fair in our rewards and recognition strategy. To bolster our diversity, inclusion, and belonging efforts, we also conduct an internal review to facilitate equity in internal mobility practices throughout our company as an ongoing priority. Diversity, inclusion, and belonging is a journey, not a destination, and as such, we will continue to explore ways to cultivate an inclusive culture where every team member belongs.
Training and Development
As an organization built on talent and skills development, we understand the value of providing our employees with ongoing professional development and leadership opportunities so that they can advance their careers. Led by our dedicated learning and development team, we offer our team members an array of learning and development opportunities, including a variety of training sessions and workshops.
2022 Proxy Statement 19

Benefits and Competitive Compensation
Beyond our training and development efforts, we take pride in offering competitive, market-based compensation and benefits to our employees. We engage compensation consultants to benchmark our employee compensation with external sources to ensure fair and equitable pay practices, and utilize equity grants to align employee compensation with stockholder interests. Merit increases and promotions are awarded based on an individual’s impact within the organization and an established business need, and in consideration with market data. Knowing our employees have diverse needs and life priorities, we also provide expanded benefits to those eligible, which include core benefits such as medical, dental, vision, and disability insurance, in addition to benefits tailored to the specific needs of our employees, such as mental health, fertility, family back-up care, and adoption support.
Team Member Feedback
We engage our workforce in meaningful ways and take timely action in response to their feedback. While our culture and engagement process starts during the team member onboarding process, one way we sustain our feedback loop is via an industry-recognized team member engagement platform. Through the platform, we survey our team members on a regular basis to gather feedback. In 2021, our average employee response rate was 86%, and we received notably high scores with respect to our leadership and purpose, with the survey results reflecting that many team members feel invested in our future and continue to regard Upwork as a workplace they would recommend to others. In these surveys, team members also consistently recognize our efforts to cultivate an inclusive workplace. Responses to these surveys and other employee feedback guide our team engagement efforts. We believe that ensuring that our team members feel valued, supported, and heard helps us attract, retain, and develop the right talent to lead our company and successfully execute our corporate strategy.
Employee Wellness
Employee safety and well-being is of paramount importance to us in any year and continued to be of particular focus in 2021 in light of the COVID-19 pandemic. We provide productivity and collaboration tools and resources for employees, including training and toolkits to help leaders effectively lead and manage remote teams. In addition, we enhanced and promoted programs to support our employees’ physical, financial, and mental well-being. For example, we regularly conduct internal surveys to assess the well-being and needs of our employees, and we significantly expanded employee assistance and mindfulness programs to help employees and their families manage anxiety, stress, sleep, and overall well-being. Additionally, we believe that our employees are at their best when they take the time to recharge. In order to encourage our employees to recharge and make their well-being a priority, we provide company-wide “ChargeUp Days”—paid time off in addition to our company-recognized holidays.
20 2022 Proxy Statement

Nominations Process and Director Qualifications
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and governance committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines, and the criteria approved by our board of directors regarding director candidate qualifications. In identifying and recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate, and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Stockholders wishing to recommend candidates for consideration by our nominating and governance committee should submit their recommendations to the attention of the Corporate Secretary at our mailing address contained elsewhere in this Proxy Statement. Information regarding the process for submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Frequently Asked Questions.”
Director Qualifications
With the goal of developing a diverse, experienced, and highly qualified board of directors, our nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory, and Nasdaq listing requirements and the provisions of our restated certificate of incorporation, our amended and restated bylaws, our Corporate Governance Guidelines, and the charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, our nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.
Board Evaluations
We conduct an annual self-evaluation process for our board of directors and its committees. As part of this process, each member of our board of directors individually meets with outside counsel to discuss their assessment of the performance of the board of directors and its committees, their own performance, and the performance of fellow members of the board of directors. The chairperson of our board of directors shares feedback received with individual members of the board of directors, with the nominating and governance committee, and with the full board of directors. Our board of directors then reviews and discusses the feedback.
2022 Proxy Statement 21

Our board evaluation process is used:
•
by our board of directors and nominating and governance committee to assess the current composition of our board of directors and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;

•
by our board of directors and nominating and governance committee to identify the strengths and areas of opportunity of each member of our board of directors and to provide insight into how each member of our board of directors can be most valuable;

•	to improve agenda topics of the board of directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and
•	by our nominating and governance committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the board of directors.
22 2022 Proxy Statement

Proposal 1
Election of Directors
Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our nominating and governance committee, our board of directors proposes that each of the Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.
We have a majority voting standard for uncontested elections of directors, which means that to be elected, a director nominee must receive a majority of the votes cast. This means the number of shares voted “FOR” a director nominee must exceed the votes cast “AGAINST” that nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their age, occupation, and length of service on our board of directors as of March 31, 2022, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name & Experience	Age	Director Since	Independent	Committee Memberships
Kevin Harvey Founder and General Partner, Benchmark Capital	57	March 2014	Yes	Nominating and Governance
Thomas Layton Former Chief Executive Officer, OpenTable	59	March 2014	Yes	Nominating and Governance
Elizabeth Nelson Former Executive Vice President and Chief Financial Officer, Macromedia	61	February 2015	Yes	Audit Nominating and Governance

Committees: nominating and governance

Other Public Company Boards: none

Experience: Kevin Harvey has served as a member of our board of directors since our inception in March 2014. Prior to that, Mr. Harvey served as a member of the board of directors of oDesk from August 2006 to March 2014. Previously, Mr. Harvey served on the board of directors of Proofpoint, Inc. until August 2021. Mr. Harvey is a founder and general partner of Benchmark Capital, a venture capital firm, which he co-founded in 1995. Before founding Benchmark, Mr. Harvey was founder, President, and Chief Executive Officer of Approach Software Corp., a server database company. Before founding Approach Software, Mr. Harvey founded Styleware, Inc., a software company. Mr. Harvey holds a B.S. in Engineering from Rice University.

Relevant Expertise: Mr. Harvey brings to our board of directors his significant experience investing in and serving on the boards of directors of other technology companies, as well as his management and leadership experience as a founder and former executive of multiple startup technology companies.

Kevin Harvey Founder and General Partner, Benchmark Capital.
2022 Proxy Statement 23

Committees: nominating and governance (Chair)

Other Public Company Boards: none

Experience: Thomas Layton has served as a member of our board of directors and chairperson since our inception in March 2014. Prior to that, Mr. Layton served as a member of the board of directors of oDesk from May 2006 to March 2014 and as chairperson from December 2011 to March 2014. Mr. Layton currently serves on the board of directors of several private companies. Previously, Mr. Layton served in various leadership roles, including as the Chief Executive Officer of OpenTable, Inc., an online restaurant reservation company, from 2001 to 2007 and as the Chief Executive Officer of Metaweb Technologies, Inc., a data infrastructure company, from 2007 to 2010. Mr. Layton holds a B.S. from the University of North Carolina at Chapel Hill and an M.B.A. from the Stanford Graduate School of Business.

Relevant Expertise: Mr. Layton brings to our board of directors extensive leadership experience, gained from his experience advising and managing technology companies. Moreover, he brings historical knowledge, operational expertise, and continuity to our board of directors.

Thomas Layton Former Chief Executive Officer, OpenTable

Committees: audit (Chair) and nominating and governance

Other Public Company Boards: Berkeley Lights, Inc. and Virgin Group Acquisition Corp. II

Experience: Elizabeth Nelson has served as a member of our board of directors since February 2015. Ms. Nelson currently serves on the boards of Berkeley Lights, Inc., a digital cell biology company, and Virgin Group Acquisition Corp. II, a blank check company incorporated for the purpose of effecting a business combination, as well as several private companies. Ms. Nelson’s public company board of directors service includes serving as a director of Nokia Corporation from 2012 to 2021, Zendesk, Inc. from 2013 to 2019, Pandora Media, Inc. from July 2013 to June 2017, Ancestry.com Inc. from 2009 to 2012, SuccessFactors, Inc. from 2007 to 2012, Autodesk, Inc. from 2007 to 2010, CNET Networks, Inc. from 2003 to 2008, and Brightcove Inc. from 2010 to 2014. From 1996 to 2005, Ms. Nelson served as the Executive Vice President and Chief Financial Officer of Macromedia, Inc., where she also served as a director from January 2005 to December 2005. Ms. Nelson holds a B.S. in Foreign Service from Georgetown University and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Relevant Expertise: Ms. Nelson brings to our board of directors her extensive experience in advising technology companies, and a deep understanding of the financial, accounting, and operational aspects of executive management from her prior experience as an executive of numerous public and private technology companies.

Elizabeth Nelson Former Executive Vice President and Chief Financial Officer, Macromedia
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS
24 2022 Proxy Statement

Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their age, occupation, and length of service on our board of directors as of March 31, 2022, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name & Experience	Age	Director Since	Independent	Committee Memberships
Class II Directors
Leela Srinivasan Chief Marketing Officer, Checkout.com	48	July 2019	Yes	Audit
Gary Steele Chief Executive Officer, Splunk	59	August 2018	Yes	Compensation
Class III Directors
Hayden Brown President and Chief Executive Officer, Upwork	40	December 2019	No	None
Gregory C. Gretsch Founding Partner and Managing Director, Jackson Square Ventures	55	March 2014	Yes	Compensation and Audit
Anilu Vazquez-Ubarri Board Member and Chief Human Resources Officer, TPG	45	November 2020	Yes	Compensation

Committees: none

Other Public Company Boards: none

Experience: Hayden Brown has served as a member of our board of directors since December 2019. Ms. Brown has served as our President and Chief Executive Officer since January 2020, and previously served as our Chief Marketing and Product Officer from April 2019 to December 2019, as our Senior Vice President, Product and Design from January 2016 to April 2019, as our Vice President, Head of Product, from January 2015 to January 2016, and as our Vice President and Senior Director Marketplace, since our inception in March 2014. Prior to that, Ms. Brown served in numerous product leadership roles, starting when she joined oDesk as a Director of Marketplace in December 2011. Prior to joining us, Ms. Brown was Vice President of Corporate Development at LivePerson, Inc., an online messaging, marketing, and analytics company, from September 2010 to November 2011. Ms. Brown also worked for Microsoft Corporation, a technology company, as Director of Corporate Strategy and M&A from January 2010 to September 2010 and as Senior Strategy Manager from June 2007 to January 2010. Ms. Brown began her career as a Business Analyst at McKinsey & Company, a business management consulting firm, in its New York office. Ms. Brown holds an A.B. in Politics from Princeton University.

Relevant Expertise: Ms. Brown brings to our board of directors her extensive leadership experience, including as our Chief Executive Officer, and her institutional knowledge of our company, understanding of our company culture, and familiarity with developing and executing our strategic priorities.

Hayden Brown President and Chief Executive Officer, Upwork

Committees: compensation (Chair) and audit

Other Public Company Boards: none

Experience: Gregory C. Gretsch has served as a member of our board of directors since our inception in March 2014 and as a member of the board of directors of oDesk from 2004 to March 2014. Mr. Gretsch is a founding partner and has served as Managing Director of Jackson Square Ventures, a venture capital firm, since 2011. Mr. Gretsch also serves on the board of directors of several private companies, and he served as a director of Responsys, Inc. from 2001 to 2014. Mr. Gretsch has also served as a managing director at Sigma Partners, a venture capital firm, since 2001. Mr. Gretsch holds a B.B.A. in Management Information Systems from the University of Georgia.

Relevant Expertise: Mr. Gretsch brings to our board of directors his significant entrepreneurial, management, and leadership experience as a former founder and executive of several startup technology companies, and his background analyzing, investing in, and serving on the boards of directors of other technology companies.

Gregory C. Gretsch Founding Partner and Managing Director, Jackson Square Ventures
2022 Proxy Statement 25

Committees: audit

Other Public Company Boards: none

Experience: Leela Srinivasan has served as a member of our board of directors since July 2019. Ms. Srinivasan has served as Chief Marketing Officer of Checkout Ltd, a global payments provider also known as Checkout.com, since September 2021. Previously, Ms. Srinivasan served as Chief Marketing Officer of Momentive Global Inc. (formerly known as SurveyMonkey), an online survey company, from April 2018 to September 2021. Prior to that, she served as Chief Marketing Officer at Lever, Inc., a recruiting software company, from September 2015 to March 2018. Prior to Lever, Inc., Ms. Srinivasan served as VP of Marketing at OpenTable, Inc., an online restaurant booking company, from June 2014 to September 2015. Prior to OpenTable, Ms. Srinivasan served in marketing positions at LinkedIn Corporation from January 2010 to May 2014. Ms. Srinivasan also spent three years in management consulting at Bain & Company in San Francisco and London, and five years in sales at Business Wire, a Berkshire Hathaway company. Ms. Srinivasan holds an M.A. in History and English Literature from the University of Edinburgh and earned an M.B.A. from the Tuck School of Business at Dartmouth, where she serves on the M.B.A. Advisory Council.

Relevant Expertise: Ms. Srinivasan brings to our board of directors her extensive leadership, executive, and business-to-business marketing experience gained across multiple organizations including Momentive, a publicly traded company. Ms. Srinivasan’s experience spans multiple relevant aspects of marketing including field marketing, online/digital marketing, corporate communications, global customer programs, advertising, campaigns, events, and corporate and employer branding. She has also spent multiple years in the human resources technology sector.

Leela Srinivasan Chief Marketing Officer, Checkout.com

Committees: compensation

Other Public Company Boards: Splunk Inc.

Experience: Gary Steele has served as a member of our board of directors since August 2018. Mr. Steele has served as the Chief Executive Officer and as a member of the board of directors of Splunk Inc., a data platform for security and observability, since April 2022. Mr. Steele also currently serves on the board of directors of three privately held companies. Prior to joining Splunk, Mr. Steele served as the Chief Executive Officer of Proofpoint, Inc., an enterprise security company, from 2002 to March 2022. Prior to that, Mr. Steele served from June 1997 to July 2002 as the Chief Executive Officer of Portera Systems Inc., a software company. Before Portera, Mr. Steele served as the Vice President and General Manager of the Middleware and Data Warehousing Product Group at Sybase, Inc., an enterprise and mobile software company. Mr. Steele’s prior experience includes business development, marketing, and engineering roles at Sun Microsystems, Inc. and Hewlett-Packard Company, computer, computer software, and information technology companies. Mr. Steele holds a B.S. in Computer Science from Washington State University.

Relevant Expertise: Mr. Steele brings to our board of directors valuable business experience managing a public company, as well as extensive knowledge of advising technology companies.

Gary Steele Chief Executive Officer, Splunk

Committees: compensation

Other Public Company Boards: TPG Inc.

Experience: Anilu Vazquez-Ubarri has served as a member of our board of directors since November 2020. Ms. Vazquez-Ubarri currently serves as Chief Human Resources Officer and is a member of the board of directors of TPG Inc., a global private investment firm, where she made Partner in 2019. Ms. Vazquez-Ubarri also serves on the board of directors of Greenhouse Software, Inc., a hiring software company. Previously, she served in a variety of roles at The Goldman Sachs Group, Inc., a multinational investment bank and financial services company, from 2007 through 2018, including as Chief Diversity Officer and Global Head of Talent beginning in 2014. Prior to that, Ms. Vazquez-Ubarri served as an associate in the executive compensation and employee benefits group at Shearman & Sterling LLP. Ms. Vazquez-Ubarri holds a J.D. from the Fordham University School of Law and an A.B, cum laude, in History and Latin American Studies from Princeton University.

Relevant Expertise: Ms. Vazquez-Ubarri brings to our board of directors valuable knowledge of human resources and employment aspects of executive management, as well as operational and risk management experience from her roles at global investment entities. She also brings her experience handling talent and diversity issues directly for multinational organizations.

Anilu Vazquez-Ubarri Board Member and Chief Human Resources Officer, TPG
26 2022 Proxy Statement

Director Expertise, Experience, and Attributes
Our board of directors comprises a diverse mix of directors with complementary expertise, experience, and attributes, as summarized in the table below. Our directors may also have experience or attributes in addition to what is reflected in the table below.

Summary of Expertise, Experience, and Attributes	Thomas Layton	Hayden Brown	Gregory C. Gretsch	Kevin Harvey	Elizabeth Nelson	Leela Srinivasan	Gary Steele	Anilu VazquezUbarri
Technology and Product Development Experience in the technology industry and in management of technology companies and/or experience in product development, including engineering and design	✓	✓	✓	✓	✓	✓	✓	✓
CEO and Management Experience Experience in executive management positions	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management Experience in attracting, motivating, developing, and retaining qualified personnel to foster a corporate culture that encourages and promotes accountability, performance, and diversity, inclusion, equity, and belonging.	✓	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board Experience Experience on other public company boards	✓		✓	✓	✓	✓	✓	✓
Corporate Governance Experience providing oversight of governance at a public company, including ethics, corporate responsibility, and protection of stockholder interests	✓	✓	✓	✓	✓	✓	✓	✓
Finance Experience in leadership of a financial firm or management of the finance function of an enterprise	✓		✓	✓	✓		✓	✓
Marketing and Product Experience in marketing and leadership of corporate marketing functions or experience in product development		✓	✓	✓		✓	✓	✓
Cybersecurity Understands cybersecurity risks in enterprise operations		✓			✓	✓	✓	
International Experience with global businesses, operations, strategy, and/or customer bases	✓	✓	✓	✓	✓	✓	✓	✓
Operations Current or former executive with significant operating experience who is able to provide insight into developing, implementing, and assessing an enterprise's operating plan, business, and strategy	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management Experience in overseeing risk management and understanding risks faced by enterprise operations		✓			✓	✓	✓	✓
Strategic Planning Experience in providing insight into developing, implementing, and assessing businesses and strategy	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Sustainability and ESG Experience with corporate sustainability, including environmental, social, and corporate governance matters			✓		✓		✓	✓

Demographics and Board Diversity Matrix11
2022 Proxy Statement 27

[11]	Age and tenure is as of March 31, 2021. All other demographics are based on each director’s self-identification.
28 2022 Proxy Statement

Board Composition
We also believe that our current board of directors’ composition represents an effective balance with respect to director tenure and age. Recent director additions provide our board of directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy. The matrix above and charts below provide information regarding the tenure and age distribution of our board of directors (as of March 31, 2022). We define tenure as including service on the board of directors of Elance or oDesk prior to the combination of the two companies in March 2014.
We are committed to creating a diverse and inclusive culture, which starts at the top with our board of directors. Four of our eight directors are women, two directors self-identify as being racially or ethnically diverse, and one director self-identifies as LGBTQ+. All of our directors bring unique experiences and backgrounds to Upwork.

2022 Proxy Statement 29

2021 Director Compensation
The following table provides information for 2021 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2021, other than Ms. Brown, our President and Chief Executive Officer. Ms. Brown is not included in the table below, as she is an employee and received no additional compensation for her service as a director during 2021. The compensation received by Ms. Brown as an employee is shown in the “Executive Compensation—2021 Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(2)
Thomas Layton(3)	30,250	309,299	339,549
Gregory C. Gretsch(4)	22,500	262,626	285,126
Kevin Harvey(5)	3,250	262,626	265,876
Elizabeth Nelson(6)	70,750	198,445	269,195
Leela Srinivasan(7)	55,000	198,445	253,445
Gary Steele(8)	5,750	262,626	268,376
Anilu Vazquez-Ubarri(9)	48,250	198,445	246,695
(1)
The amounts reported in this column for certain members of our board of directors may be lower than those of the other members of our board of directors because of the different compensation arrangements based on committee membership as further described in “Non-Employee Director Cash Compensation.”

(2)
The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded to directors in 2021 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, which we refer to as ASC 718. The number of RSUs that a director receives is calculated by dividing the target value of the RSU award by the 30-day trailing average trading price. Accordingly, the amounts reported in this column do not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock. Members of our board of directors may elect to receive a portion of their compensation in cash consideration in lieu of RSUs.

(3)
As of December 31, 2021, Mr. Layton held 5,206 unvested RSUs, which included the Annual Award, the Non-Executive Chairperson Fee, and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(4)
As of December 31, 2021, Mr. Gretsch held 4,727 unvested RSUs, which included both the Annual Award and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(5)
As of December 31, 2021, Mr. Harvey held 4,727 unvested RSUs, which included both the Annual Award and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(6)
As of December 31, 2021, Ms. Nelson held 4,069 unvested RSUs, which represented the Annual Award, and options to purchase 295,000 shares of common stock. The RSUs are further described in (and vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.” The stock option was fully vested and exercisable as of December 31, 2021, and expires 10 years after the date of grant.

(7)
As of December 31, 2021, Ms. Srinivasan held 10,529 unvested RSUs, which included both the Initial Award granted to Ms. Srinivasan upon her appointment to our board of directors in July 2019 and the Annual Award, as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(8)
As of December 31, 2021, Mr. Steele held 4,727 unvested RSUs, which included both the Annual Award and the Fee (RSU), and options to purchase 150,527 shares of common stock. The RSUs are further described in (and vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.” The stock option was fully vested and exercisable as of December 31, 2021, and expires 10 years after the date of grant.

(9)
As of December 31, 2021, Ms. Vazquez-Ubarri held 13,579 unvested RSUs, which included both the Initial Award granted to Ms. Vazquez-Ubarri upon her appointment to our board of directors in November 2020 and the Annual Award, as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

Non-Employee Director Compensation Arrangements
In April 2021, our board of directors approved an amended and restated non-employee director compensation program. Under the amended and restated non-employee director compensation program, non-employee directors receive the following cash and equity compensation:
Equity Compensation—Initial Award
Upon initial appointment or election to our board of directors, each new non-employee director appointed or elected to our board of directors will be granted RSUs under our 2018 Equity Incentive Plan, which we refer to as the 2018 Plan, with a total value of $400,000 based on a 30-day trailing average trading price, which we refer to as the Initial Award. The grant date fair value of the Initial Award shall not exceed $1,000,000 in a calendar year when combined with the aggregate grant date fair value of any other equity award(s) and cash compensation received by such non-employee director for service on our board of directors for such calendar year.
The Initial Award will be granted effective on the date of the non-employee director’s initial appointment or election to our board of directors, which we refer to as the Initial Award Grant Date.
30 2022 Proxy Statement

The Initial Award will vest with respect to one-third of the total number of RSUs subject to the Initial Award each year beginning with the date that is one year following the Initial Award Grant Date, in each case, so long as the non-employee director continues to provide services as a non-employee director to us through such date. The final annual installment of the Initial Award will fully vest on the earlier of (i) the date immediately prior to our annual meeting of stockholders in the last full year of the vesting of the Initial Award and (ii) the date that is the last day of the last full year of the vesting of such grant, in each case, so long as the non-employee director continues to provide services as a non-employee director to us through such date.
The Initial Award will accelerate in full immediately prior to the consummation of a “corporate transaction” (as defined in the 2018 Plan).
Cash or Equity Compensation Election—Annual Award
Each non-employee director will automatically be entitled to an annual award of a $170,000 cash payment or RSUs with a total value of $170,000 based on a 30-day trailing average trading price, which we refer to as the Annual Award. The Annual Award will be payable in the form of RSUs or, at a non-employee director’s election, in cash.
The initial Annual Award, to the extent payable in RSUs and consistent with the applicable election made, will be granted automatically on the date of the non-employee director’s initial appointment or election to our board of directors, which we refer to as the Initial Annual Award Grant Date, and will be pro-rated for partial quarters served. Subsequently, the Annual Award, to the extent payable in RSUs, will be granted automatically on the date of our annual meeting of stockholders for each year thereafter, which we refer to as the Annual Award Grant Date.
The Annual Award will fully vest, or in the case of cash will be paid, on the earlier of (i) the date immediately prior to our next annual meeting of stockholders and (ii) the date that is one year following the Initial Annual Award Grant Date or Annual Award Grant Date, as the case may be, so long as the non-employee director continues to provide services as a non-employee director to us through such date. The Annual Award will be paid, in the case of cash, or settle, in the case of RSUs, in the same calendar year in which the Annual Award vests.
The Annual Award (regardless of the form of payment) will accelerate in full immediately prior to the consummation of a “corporate transaction” (as defined in the 2018 Plan).
Cash or Equity Compensation—Annual General Board Service Fee, Board Non-Executive Chairperson Fee, and Board Lead Independent Director Fee
Annual compensation payable to (i) each non-employee director as a general board service fee is $55,000, which we refer to as the General Board Service Fee, (ii) the non-executive chairperson as a chairperson fee is $40,000, which we refer to as the Chairperson Fee, and (iii) the lead independent director as a lead independent director fee is $15,000, we refer to each fee in clauses (i)-(iii), as a Fee, each of which is pro-rated for partial quarters served and payable in cash or, at a non-employee director’s election, in the form of RSUs.
If the non-employee director elects to receive the Fee in cash, which we refer to as the Fee (Cash), it will be paid quarterly in arrears (with the first such payment in any event occurring on the last day of the first calendar quarter following the date of the director’s appointment or election to our board of directors), in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.
If the non-employee director elects to receive the Fee in RSUs, which we refer to as the Fee (RSU), the initial Fee (RSU) will be granted automatically on the date of the director’s initial appointment or election to our board of directors and each subsequent Fee (RSU) will be granted automatically on the date of our annual meeting of stockholders for each year thereafter. The number of shares subject to the applicable Fee (RSU) will be based on a 30-day trailing average trading price (which will be pro-rated for partial quarters served in the relevant capacity). The Fee (RSU) will vest and settle quarterly (with the first such vesting and settlement date occurring on the last day of the first calendar quarter following the date of the non-employee director’s appointment or election to our board of directors), in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.
The Fee (regardless of the form of payment) will accelerate in full immediately prior to the consummation of a “corporate transaction” (as defined in the 2018 Plan).
2022 Proxy Statement 31

The final quarterly installment of each Fee (Cash) or the Fee (RSU), as applicable, will fully vest on the earlier of (i) the date immediately prior to our next annual meeting of stockholders and (ii) the date that is the last day of the last full quarter of the vesting of such grant, in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.
Non-Employee Director Cash Compensation
In addition to the General Board Service Fee, each non-employee director is entitled to receive additional annual cash compensation for committee membership as follows:
•	Audit committee chair: $20,000
•	Audit committee member: $10,000
•	Compensation committee chair: $15,000
•	Compensation committee member: $6,500
•	Nominating and governance committee chair: $8,000
•	Nominating and governance committee member: $4,000
Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation.
The cash compensation designated above will be paid quarterly in arrears, for so long as the non-employee director continues to provide services in the applicable non-employee director capacity to us through such date, and will be pro-rated for partial quarters served. The final quarterly installment of each such annual fee will be paid on the earliest of (i) the date of our next annual meeting of stockholders, (ii) the date immediately prior to our next annual meeting of stockholders if the applicable non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election, and (iii) the date that is the last day of the last full quarter of such installment, in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.
2022 Amended and Restated Non-Employee Director Compensation Program
In order to remain competitive in an increasingly challenging landscape for recruitment of non-employee directors, in April 2022, our board of directors approved an amended and restated non-employee director compensation program, to take effect as of the date of the Annual Meeting. Under such amended and restated non-employee director compensation program, non-employee directors will be entitled to receive an increase in the amount of certain compensation provided under our current non-employee director compensation program described above. This increase will result in the following: (i) Initial Award with a total value of $400,000 based on a 30-day trailing average trading price, (ii) Annual Award with a total value of $185,000 (if payable in RSUs, based on a 30-day trailing average trading price), (iii) General Board Service Fee of $55,000 (if payable in RSUs, based on a 30-day trailing average trading price), and (iv) Chairperson Fee of $60,000 (if payable in RSUs, based on a 30-day trailing average trading price). Additionally, this increase will result in the following annual fees for committee memberships: (1) audit committee chair fee of $35,000 and audit committee member fee of $17,500, (2) compensation committee chair fee of $15,000 and compensation committee member fee of $7,500, and (3) nominating and governance committee chair fee of $8,500 and nominating and governance committee member fee of $4,300. The increase in annual fees for our audit committee is in particular recognition of our audit committee members’ broad oversight responsibilities and heavy workload as a result, which provide significant value to us.
32 2022 Proxy Statement

Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audits of our consolidated financial statements and our internal control over financial reporting for the year ending December 31, 2022, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Further, the audit committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of our company and stockholders.
PricewaterhouseCoopers LLP audited our consolidated financial statements and our internal control over financial reporting for the year ended December 31, 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements and our internal control over financial reporting, PricewaterhouseCoopers LLP provided various other services during the years ended December 31, 2020 and 2021. Our audit committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP’s independence from us. During the years ended December 31, 2020 and 2021, fees for services provided by PricewaterhouseCoopers LLP were as follows (in thousands):
Fees Billed to Upwork	2020	2021
Audit fees(1)	$2,168	$2,623
Audit-related fees	—	—
Tax fees(2)	—	35
All other fees(3)	3	4
Total fees	$2,171	$2,662
(1)
“Audit fees” include fees for audit services primarily related to: the audit of our annual consolidated financial statements and attestation services related to compliance with the Sarbanes-Oxley Act of 2002; the review of our quarterly condensed consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other services normally provided in connection with statutory and regulatory filings.

(2)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters.
(3)	“All other fees” include fees for annual subscription services for access to online accounting research and disclosure checklist software applications.
2022 Proxy Statement 33

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.
34 2022 Proxy Statement

Proposal 3
Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our compensation committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
2022 Proxy Statement 35

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:
•	each of our Named Executive Officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 129,651,218 shares of common stock outstanding as of March 31, 2022. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of March 31, 2022, or RSUs that may vest and settle within 60 days of March 31, 2022, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Upwork Inc., 475 Brannan Street, Suite 430, San Francisco, California 94107.
Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
Hayden Brown(1)	1,030,782	*
Jeff McCombs(2)	16,126	*
Eric Gilpin(3)	235,787	*
Gregory C. Gretsch(4)	2,819,798	2.2
Kevin Harvey(5)	2,537,004	2.0
Thomas Layton(6)	4,110,828	3.2
Elizabeth Nelson(7)	675,027	*
Leela Srinivasan(8)	22,385	*
Gary Steele(9)	180,552	*
Anilu Vazquez-Ubarri(10)	10,104	*
All executive officers and directors as a group (10 persons)(11)	11,638,393	8.9
Other 5% Stockholders:
The Vanguard Group, Inc.(12)	10,760,274	8.3
T. Rowe Price Associates, Inc.(13)	10,043,245	7.7
BlackRock, Inc.(14)	8,189,754	6.3
*	Less than 1%
(1)
Consists of (i) 796,920 shares of common stock, (ii) 216,007 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 17,855 shares of common stock subject to RSUs that vest within 60 days of March 31, 2022.

(2)	Consists of (i) 6,788 shares of common stock and (ii) 9,338 shares of common stock subject to RSUs that vest within 60 days of March 31, 2022.
(3)
Consists of (i) 19,342 shares of common stock, (ii) 205,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 11,445 shares of common stock subject to RSUs that vest within 60 days of March 31, 2022.

(4)
Consists of (i) 222,229 shares of common stock held of record by Mr. Gretsch, (ii) 716,795 shares of common stock held by the Gregory C. Gretch Trust, UAD 1/28/00, of which Mr. Gretsch is trustee, (iii) 723,238 shares of common stock held by the Gretsch Revocable Trust DTD 5/30/2008, of which Mr. Gretsch is trustee, (iv) 25,944 shares of common stock held of record by a trust for the benefit of Mr. Gretsch's children, and (v) 1,131,592 shares of common stock held of record by Martis Creek Investments, L.P. The Gretsch Revocable Trust, the general partner of Martis Creek Investments, L.P., has sole voting and dispositive power over such shares, and voting decisions with respect to such shares are made by Mr. Gretsch. The address of Martis Creek Investments, L.P. is 727 Sansome Street, Suite 300, San Francisco, California 94111.

36 2022 Proxy Statement

(5)
Consists of (i) 37,525 shares of common stock held of record by Mr. Harvey, (ii) 748,164 shares of common stock held of record by the Harvey Family Trust DTD 12/15/2000, of which Mr. Harvey is trustee, and (iii) 1,751,315 shares of common stock held of record by a limited liability company controlled by Mr. Harvey.

(6)
Consists of (i) 2,942 shares of common stock held of record by Mr. Layton, (ii) 3,971,975 shares of common stock held of record by Thomas H. Layton or Gabrielle M. Layton, or their successors, as trustees of the Layton Community Property Trust dated November 29, 1999, as amended, and (iii) 135,911 shares of common stock held of record by the Thomas H. Layton Separate Property Trust dtd 11/29/99, of which Mr. Layton serves as trustee.

(7)
Consists of (i) 380,027 shares of common stock held of record by the Nelson Family Trust and (ii) 295,000 shares of common stock subject to stock options held by Ms. Nelson that are exercisable within 60 days of March 31, 2022.

(8)	Represents 22,385 shares of common stock.
(9)	Consists of (i) 30,025 shares of common stock and (ii) 150,527 shares of common stock subject to options that are exercisable within 60 days of March 31, 2022.
(10)	Represents 10,104 shares of common stock.
(11)
Consists of (i) 10,733,221 shares of common stock, (ii) 866,534 shares of common stock subject to stock options that are exercisable within 60 days of March 31, 2022 held by our executive officers and directors as a group, and (iii) 38,638 shares of common stock subject to RSUs that vest within 60 days of March 31, 2022 held by our executive officers and directors, as a group.

(12)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2022, by The Vanguard Group, Inc. The Schedule 13G/A indicated that The Vanguard Group, Inc. had sole dispositive power over 10,432,673 shares of our common stock, shared voting power over 223,667 shares of our common stock, and shared dispositive power over 327,601 shares of our common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(13)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2022, by T. Rowe Price Associates, Inc. The Schedule 13G/A indicated that T. Rowe Price Associates, Inc. had sole voting power over 3,574,809 shares of our common stock and sole dispositive power over 10,043,245 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(14)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2022, by BlackRock, Inc. The Schedule 13G/A indicated that BlackRock, Inc. had sole voting power over 8,031,360 shares of our common stock and sole dispositive power over 8,189,754 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

2022 Proxy Statement 37

Executive Officers and Key Employees
The names of our executive officers and key employees, their ages as of March 31, 2022, and their positions are shown below.
Name	Age	Position
Executive Officers:
Hayden Brown	40	President, Chief Executive Officer, and Director
Jeff McCombs	50	Chief Financial Officer
Eric Gilpin	43	Chief Sales Officer
Key Employees:
Saty Bahadur	49	Chief Technology Officer
Sam Bright	38	Chief Product & Experience Officer
Zoë Harte	47	Chief People Officer
Brian Levey	54	Chief Business Affairs and Legal Officer & Secretary
Melissa Waters	45	Chief Marketing Officer
Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Ms. Brown, please refer to Proposal 1 above.

Jeff McCombs has served as our Chief Financial Officer since August 2020. Prior to joining us, Mr. McCombs served as the Chief Financial Officer of Doctor On Demand, Inc., a virtual care provider, from October 2018 to August 2020. Prior to that, Mr. McCombs served as Chief Financial Officer of OpenTable, Inc., an online restaurant reservation company, from January 2016 to June 2018, and as Chief Financial Officer of Flipboard Inc., a news and social network aggregation company, from May 2014 to May 2015. Mr. McCombs also previously served as Head of Global Business Operations for the Ads business of Meta Platforms, Inc., a social media conglomerate corporation, from August 2010 to May 2014, as Chief Financial Officer for Tumri Inc., an advertising platform, from March 2009 to July 2010, and in a variety of roles at Yahoo! Inc., including Senior Vice President, Business Operations, Vice President, Business Management and Director, Corporate Finance, from April 2005 to March 2009. Mr. McCombs holds a B.A. in Economics from the University of California, Los Angeles.

Jeff McCombs

Eric Gilpin has served as our Chief Sales Officer since February 2022. Prior to that, Mr. Gilpin served as our Senior Vice President, Sales from April 2016 to February 2022. Prior to joining us, Mr. Gilpin served in a variety of roles for CareerBuilder, LLC, a human capital software provider and online employment website, including as President of Vertical Sales from September 2014 to March 2016, President of Staffing and Recruiting from November 2009 to September 2014, and Director of National Accounts from April 2004 to November 2009. Mr. Gilpin holds an M.B.A. from the Southern Methodist University’s Cox School of Business.

Eric Gilpin
38 2022 Proxy Statement

Key Employees

Saty Bahadur has served as our Chief Technology Officer since July 2021. Prior to joining us, Mr. Bahadur served in a variety of roles at Amazon.com, Inc. from September 2017 to July 2021, including leading the team responsible for preventing worldwide fraud and abuse on Amazon.com and leading the Alexa artificial intelligence group. Prior to Amazon, Mr. Bahadur served in a variety of leadership roles at Microsoft Corporation from June 2007 to October 2017, including Director of Engineering, and a variety of engineering roles at Intel Corporation from 1996 to 2007, including Engineering Manager. Mr. Bahadur holds a B.E. from Birla Institute of Technology and Science, Pilani and an M.S. in Computer Science from Clemson University.

Saty Bahadur

Sam Bright has served as our Chief Product & Experience Officer since November 2020. Mr. Bright has served as an Advisory Council Member at the Smithsonian National Postal Museum since August 2019 and as a member of the Board of Trustees of the Teachers Insurance and Annuity Association of America (TIAA) since February 2022. Prior to joining us, Mr. Bright served in a variety of leadership roles at eBay Inc., including Vice President, General Manager from June 2018 to October 2020, and in roles in strategy, business development, and general management from 2012 to 2020. Mr. Bright holds a B.A. from Taylor University and an M.B.A. from Harvard Business School.

Sam Bright

Zoë Harte has served as our Chief People Officer since October 2020. Prior to that, Ms. Harte served as our Senior Vice President, Human Resources and Talent Innovation from September 2017 to October 2020. She previously served in roles as our Vice President and Head of Human Resources from March 2014 to August 2017 and as Head of Human Resources at oDesk from April 2013 to March 2014. Ms. Harte also worked at Rovi Corporation, a digital entertainment company, in senior human resources roles from 2008 to 2012. Prior to Rovi, Ms. Harte spent nine years at Yahoo! Inc. in a progression of human resources and customer care leadership roles. Ms. Harte holds a B.A. in Religion and Women’s Studies from Earlham College and an M.A. in Theology from the University of Exeter.

Zoë Harte

Brian Levey has served as our Chief Business Affairs and Legal Officer and Secretary since October 2017. Prior to that, Mr. Levey served as our Chief Financial Officer from June 2015 to October 2017, as well as our General Counsel and Secretary, since our inception in March 2014. Mr. Levey served as Vice President, General Counsel and Secretary of oDesk from June 2013 to March 2014. Prior to joining us, Mr. Levey served in a variety of roles at eBay Inc., including as Vice President, Deputy General Counsel and Assistant Secretary from 2006 to 2013, and, from 2000 to 2006, he served in increasingly senior legal roles at eBay Inc. He also previously served as Vice President, Legal at Metro-Goldwyn-Mayer Studios. Mr. Levey began his legal career with Latham & Watkins LLP. Mr. Levey holds an A.B. in Economics from Stanford University and a J.D. from Stanford Law School.

Brian Levey

Melissa Waters has served as our Chief Marketing Officer since December 2021. Prior to joining us, Ms. Waters served as Global Vice President of Marketing, Instagram, at Meta Platforms, Inc. from June 2020 to December 2021. Prior to joining Meta, Ms. Waters served as Chief Marketing Officer at Hims and Hers Health, Inc., a telehealth company, from April 2019 to May 2020, as VP, Marketing at Lyft, Inc., from October 2016 to November 2018, and a variety of roles in brand and marketing at Pandora Media, Inc., a streaming radio service, from December 2011 to October 2016, including VP, Brand and Product Marketing. Ms. Waters holds a B.A. from the University of Houston and an M.B.A. from Babson College.

Melissa Waters
2022 Proxy Statement 39

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the compensation committee of our board of directors made the specific compensation decisions for our principal executive officer, our principal financial officer, and the executive officer (other than our principal executive officer and principal financial officer) who was our most highly compensated executive officer at the end of 2021, whom we refer to collectively as our Named Executive Officers.
For 2021, our Named Executive Officers were:
•	Hayden Brown, our President and Chief Executive Officer;
•	Jeff McCombs, our Chief Financial Officer; and
•	Eric Gilpin, our Chief Sales Officer.
Compensation Discussion and Analysis Roadmap
Executive Summary Summary of our key business and performance highlights, how we determine pay, stockholder outreach and engagement, and responsiveness to feedback	40
Executive Compensation Philosophy and Objectives Description of our compensation philosophy and program	45
Compensation-Setting Process How the compensation committee oversees our compensation program	46
Compensation Elements Summary of our compensation program components and changes for 2022	50
Other Compensation Elements Information on employee arrangements, additional policies, and tax and accounting considerations	59
Executive Summary
Who We Are
We operate the world’s largest work marketplace that connects businesses with independent talent, as measured by GSV. During the year ended December 31, 2021, our work marketplace enabled $3.5 billion of GSV. For talent, we serve as a powerful marketing channel to find rewarding, engaging, and flexible work. Talent benefits from access to quality clients, simplified invoicing, and secure and timely payments while enjoying the freedom to run their own businesses, create their own schedules, and work from their preferred locations. For clients, our work marketplace offers fast, secure, and efficient access to high-quality talent with over 10,000 skills across more than 90 categories.
Talent includes independent professionals and agencies of varying sizes and is an increasingly sought-after, critical, and expanding segment of the global workforce.
Key 2021 Business Highlights
In 2021, we generated strong operational and financial results while advancing valuable strategic initiatives. Key business highlights from 2021 include:
Performance Highlights
Growing Our Work Marketplace	GSV grew to over $3.5 billion, a 41% year-over-year increase
Generating Strong Growth	Generated $503 million of revenue, a 35% year-over-year increase
Expanding Our Active Client Base(1)	Expanded the number of active clients by 22% year-over-year to approximately 771,000(2) while increasing GSV per active client 15% year-over-year to $4,599(2)
(1)
We define an active client as a client that has had spend activity on our work marketplace during the 12 months preceding the date of measurement. GSV per active client is calculated by dividing total GSV during the four quarters ended on the date of measurement by the number of active clients at the date of measurement.

40 2022 Proxy Statement

(2)	As of December 31, 2021.
Strategic Highlights
Launching a New Generation of Leadership	Continued to invest in the top talent necessary to drive our long-tern success, including hiring a new Chief Technology Officer and Chief Marketing Officer
Innovating the Work Marketplace
Launched Project CatalogTM (pre-defined, ready-to-purchase projects), Talent ScoutTM (a data-science-driven hiring solution), and Virtual Talent BenchTM (enables clients to establish a network of talent)

We also announced partnerships with Catch, a leading benefits company dedicated to the needs of independent talent, and Loom, the industry-leading communication tool that allows our users to simultaneously record themselves and their computer screen and share these recordings with their teams and customers

Evangelizing the Work Marketplace
Increased our investment in brand marketing, underscoring our conviction that this is a moment in time in which we can influence users meaningfully as workers are reconsidering their priorities and businesses grapple with talent shortages exacerbated by the Great Resignation

We also launched Upwork CoLab, an Upwork brand-partnership program that connects talent with exciting brands to collaborate on high-value, relevant, and innovative projects

Scaling the Work Marketplace
Announced that we are growing the enterprise sales team and expect to double the number of account executives of our “land” team by the end of 2022

By doing this, we are establishing a strong foundation on which to capture the long-term value opportunity of enterprise sales and will continue to invest wisely and strategically to capitalize on that opportunity

We monitor GSV as a key financial and operational metric to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Moreover, we believe revenue is the primary measure of the performance of our business, as it provides comparability against competitors and is aligned to our strategic focus on growth objectives.

2022 Proxy Statement 41

The following charts show comparisons from October 3, 2018 (the date our common stock commenced trading on The Nasdaq Global Select Market), through December 31, 2021, and from January 1, 2020 (the date on which Hayden Brown became our President and Chief Executive Officer), through December 31, 2021, of the cumulative total returns for our common stock, the NASDAQ-100 Technology Sector Index, and the NASDAQ Composite Index, respectively. Such returns are based on historical results and are not intended to suggest future performance. The NASDAQ Composite Index and the NASDAQ 100-Technology Sector Index assume reinvestment of any dividends.
Our Demonstrated Value Creation

2021 Core Compensation Elements

42 2022 Proxy Statement

Generally, our executive compensation program consists of three principal elements–annual base salary, annual bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards:
Compensation Elements	Key Components	Objective and Alignment to Strategy
Base Salary	• Fixed cash	• Attract and retain top talent through market-competitive salary levels that are commensurate with the executive’s role and responsibility
Annual Bonus	• Variable payout based on performance against pre-established targets	• Incentivize achievement of annual business objectives and reward short-term performance • Revenue performance metric aligns compensation with strategic growth
Long-Term Equity Incentives	• Time-based restricted stock unit awards, which we refer to as RSUs, vest over four-year period • PSU awards, which are subject to both performance- and time- based vesting
• Align the interests of executives with stockholders

• Motivate long-term sustainable value creation

• Promote retention of top talent

• Incentivize achievement of annual business objectives and reward long-term performance

• Revenue performance metric aligns compensation with strategic growth

2021 Chief Executive Officer Performance Award
As disclosed in our 2021 proxy statement, our board of directors and compensation committee determined that Ms. Brown demonstrated outstanding and exceptional capabilities in her first year as President and Chief Executive Officer, including leading our company as our share price appreciated more than 200% in 2020. Accordingly, our board of directors granted Ms. Brown an additional incentive commensurate with the level of achievement and ambition she had demonstrated as President and Chief Executive Officer. The incentive also promotes her retention in a highly competitive market for this level of leadership capability. In January 2021, the compensation committee granted Ms. Brown the CEO Performance Award, which has both service- and performance-based vesting requirements.
The CEO Performance Award is structured to protect stockholder interests and has a performance-based vesting component that requires achievement of extremely rigorous stock price hurdles, which promotes the alignment of Ms. Brown’s interests with those of stockholders and underscores our board of directors’ confidence in both Ms. Brown and our company. At the time of the award, our shares were trading near all-time high prices—following significant share price appreciation in 2020 under Ms. Brown’s leadership—and the lowest performance threshold requires an increase in share price of approximately 55% relative to the exercise price of the CEO Performance Award, and the majority of the award’s value will be earned only if the most rigorous goals are achieved. Additionally, achievement of any performance threshold is evaluated based on a 90-day volume-based weighted average price of our common stock to ensure that a short-term increase in share price was not treated as achievement of the intended long-term goals. The service-based vesting requirement provides for vesting of earned awards over a four-year period, which increases the value of the award in supporting retention.
The CEO Performance Award is described under the heading “Chief Executive Officer Performance Award” below.
2022 Proxy Statement 43

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
Our Approach	Practices We Avoid
Maintain an independent compensation committee and advisors	Do not use “single-trigger” change in control benefits for our Named Executive Officers
Conduct an annual executive compensation review	Do not offer executive retirement plans
Emphasize a pay-for-performance philosophy	Prohibit hedging of our equity securities by our employees, our Named Executive Officers, and the members of our board of directors
Maintain stock ownership guidelines for our Named Executive Officers and members of our board of directors	Do not provide reimbursements or “gross ups” for excise tax payments
Maintain a compensation recoupment and forfeiture policy, or clawback policy	Do not provide excessive perquisites for our Named Executive Officers
Ensure succession planning
Advisory Vote on Named Executive Officer Compensation and Stockholder Engagement
At our 2021 annual meeting of stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers, which we refer to as a “Say-on-Pay” vote, and approximately 96.3% of the votes cast (for and against) approved our executive compensation program for 2020.
Our board of directors and the compensation committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers, as we value the opinions of our stockholders. In addition, consistent with the recommendation of our board of directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2020 annual meeting of stockholders, we intend to hold a Say-on-Pay vote every year. This policy will remain in effect until the next stockholder vote on the frequency of non-binding, advisory votes on the compensation of our Named Executive Officers, which is expected to be held at the 2026 annual meeting of stockholders.
In 2021, our board of directors and management team led a dedicated effort to engage with our largest stockholders to discuss topics related to our strategy, board of directors composition, corporate governance, executive compensation, and environmental and social practices. The compensation committee chair and the audit committee chair participated in select meetings and engaged directly with stockholders.
Stockholder Engagement

Source: Capital IQ; representing percentage of outstanding shares as of February 23, 2022, based on the latest 13F filings.
44 2022 Proxy Statement

Overall, the feedback we heard from stockholders was supportive of our executive compensation practices, and they did not request any significant changes to our ongoing compensation program. An overview of the insights we gathered in our discussions can be found under the heading “Stockholder Engagement” in the proxy summary above. Specific to our executive compensation program, topics included:
•	The CEO Performance Award (described below), including our board of directors’ goals for the award in the context of our strategy and executive compensation program.
○
Stockholders expressed support for the structure and timing of the CEO Performance Award, which was granted in January 2021, noting our strong 2020 performance, the rigorous performance targets, and the highly competitive landscape for talented chief executive officers.

○
We also provided a comprehensive overview of the CEO Performance Award in the 2021 proxy statement and additional disclosure in this Proxy Statement in response to feedback from stockholders that additional detail on the award would be useful.

•
Our decision to change the mix of our long-term incentive compensation program beginning in 2021 by switching from entirely RSU awards to a balanced mix of PSU awards (subject to both performance-based and time-based vesting requirements) and RSU awards (subject solely to time-based vesting requirements).

○	This change was well received by stockholders, who encouraged us to provide relevant disclosure in future proxy statements.
○	We also increased the percentage allocation of PSUs in our long-term incentive compensation program in 2022, in part, due to feedback from stockholders.
Executive Compensation Philosophy and Objectives
Our executive compensation philosophy is to provide a competitive compensation program that attracts and retains talented executives, including our Named Executive Officers, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders. We strive to create an executive compensation program that is competitive, rewards achievement of our strategic objectives, and aligns our executives’ interests with those of our stockholders. Consistent with this philosophy, we designed our executive compensation program to achieve the following primary objectives:
Compensation Philosophy and Objectives
We aim to attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success
We provide competitive compensation packages to our executives
We reward the achievement of our business objectives
We effectively align their interests with those of our stockholders by focusing on long-term incentive compensation in the form of equity awards that correlate with the growth of sustainable long-term value for our stockholders

We structure the annual compensation of our Named Executive Officers using three principal elements: annual base salary, annual bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards. We design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers with the goal of promoting the interests of our stockholders by aligning the interests of our Named Executive Officers and stockholders and linking pay with performance. We therefore seek to ensure that a meaningful portion of our Named Executive Officers’ annual target total direct compensation opportunity is “at-risk” and variable in nature.
To date, we have emphasized variable “at-risk” compensation through two separate compensation elements. First, we provide the opportunity to earn short-term incentives, either through participation in our annual performance bonus plan or, in the case of Mr. Gilpin, a sales compensation plan. The annual performance bonus plan provides payments if our Named Executive Officers produce short-term results that meet or exceed certain pre-established annual financial targets in effect as determined from time to time by us and approved by the compensation committee. The sales compensation plan for Mr. Gilpin provides payments as described in “Sales Compensation Plan for Mr. Gilpin” below. In addition, we grant PSU awards and RSU awards to our Named Executive Officers, the value of which depends on both our short-term and long-term financial performance, which influences the value of our common stock thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.
2022 Proxy Statement 45

Through the use of these variable pay elements, a substantial portion of our Named Executive Officers’ annual target total direct compensation varies based on our performance, with the value ultimately received subject to variability above or below target levels commensurate with our actual performance. We believe this compensation program design provides balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term growth. The compensation committee aims to maintain an appropriate “pay-for-performance” alignment with an emphasis on long-term stockholder value creation.
We have not adopted policies or established guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, primary objectives, and program design.
Finally, we use equity incentives as part of our broad-based compensation program to foster a culture of ownership and shared success among our employees. Please see page 54 of our 2021 Impact Report, which is available on our ESG Reports Hub on our website at upwork.com/about/our-impact/reports-hub, for details regarding the distribution of equity incentives and stock ownership across our employee base.
Compensation-Setting Process
01 Annual Review	02 Discussion and Compensation-Setting	03 Ongoing Dialogue
The compensation committee conducts an annual evaluation of our executive compensation program and Named Executive Officers’ compensation to determine potential changes for the next fiscal year

Process includes reviewing compensation information for peer companies and broad-based compensation surveys to understand market compensation levels

CEO reviews the performance of our other Named Executive Officers based on their performance overall and against business objectives established for them for the prior year, and then shares these evaluations with, and makes recommendations to, the compensation committee

The compensation committee reviews and discusses CEO recommendations and, in consultation with the compensation consultant, sets the compensation opportunity for each Named Executive Officer

CEO attends meetings of the board of directors and the compensation committee at which executive compensation matters are addressed, except for discussions involving her own compensation

Compensation consultant attends the meetings of the compensation committee as requested

Role of the Compensation Committee
The compensation committee has the overall responsibility for overseeing our compensation and benefits plans, policies, and practices generally and with respect to our Named Executive Officers.
In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies, makes decisions that it believes further our philosophy and/or align with compensation best practices, and reviews the performance of our Named Executive Officers when making decisions about their compensation.
Each year, the compensation committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The compensation committee also conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. The compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually by the compensation committee and revised as warranted. The charter is available on the “Investor Relations” section of our website, which is located at investors.upwork.com, by clicking on “Documents & Charters” in the “Governance” section of the website.
In making its decisions, including with respect to the compensation of our Named Executive Officers, the compensation committee retains a compensation consultant (as described in “Role of Compensation Consultant” below) to provide support in its review and assessment of our executive compensation program.
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Setting Target Total Direct Compensation
Typically, during the first quarter of the fiscal year or more frequently as warranted, the compensation committee reviews the annual base salary levels, annual bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria. Adjustments are generally effective at the beginning of the fiscal year or at the time of a promotion, as the case may be.
The compensation committee does not establish a specific target for formulating the target total direct compensation opportunities of our Named Executive Officers. Instead, in consultation with its compensation consultant, Compensia, Inc., which we refer to as Compensia, the compensation committee weighs various considerations, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational, and strategic objectives established by the compensation committee and our board of directors;
•
each individual Named Executive Officer’s knowledge, skills, experience, qualifications, tenure, and scope of roles and responsibilities relative to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•
the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of each individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•	our Chief Executive Officer’s compensation relative to that of our Named Executive Officers, and compensation parity among our Named Executive Officers;
•	our financial performance relative to our compensation and performance peers;
•
the compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our Chief Executive Officer with respect to the compensation of our Named Executive Officers (except with respect to her own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our Named Executive Officers. The compensation committee believes that overreliance on benchmarking can result in compensation that is unrelated to the value delivered by our Named Executive Officers because compensation benchmarking does not take into account the specific performance of the Named Executive Officers or our relative size and performance.
Instead, in making its determinations, and in consultation with the compensation consultant, the compensation committee reviews compensation information for a representative group of peer companies to the extent that the executive positions at these companies are considered comparable to our executive officers’ positions and informative of the competitive environment. The compensation committee also reviews broad-based compensation surveys to understand market compensation levels. These principles and processes apply to both cash and equity-based compensation awards granted under our executive compensation program.
Role of Management
In discharging its responsibilities, the compensation committee works with members of our management, including our Chief Executive Officer. Our management assists the compensation committee by providing information on corporate and individual performance and management’s perspective on compensation matters. The compensation committee solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as our Chief
2022 Proxy Statement 47

Executive Officer’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our Named Executive Officers (except with respect to her own compensation) based on our Chief Executive Officer’s evaluation of their performance for the prior year.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other Named Executive Officers based on their overall performance and performance against business objectives established for them for the prior year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our Chief Executive Officer and the Named Executive Officers and are also reviewed with our board of directors.
The compensation committee reviews and discusses our Chief Executive Officer’s recommendations and considers them as one factor in determining and approving our Named Executive Officers’ compensation. Our Chief Executive Officer also attends meetings of the board of directors and the compensation committee at which executive compensation matters are addressed, except for discussions involving her own compensation.
Competitive Positioning
The compensation committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies.
This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is only one of several factors that the compensation committee considers, however, in making its compensation decisions for our Named Executive Officers.
In February 2021, the compensation committee used the compensation peer group set forth below to analyze the compensation of our Named Executive Officers and make its initial compensation decisions for the year. This compensation peer group, which was developed in July 2020 with the assistance of Compensia after conducting a thorough review of our then-compensation peer group, was comprised of publicly-traded technology companies against which we compete for executive talent. In evaluating the companies comprising the compensation peer group, Compensia specifically considered and weighed the following primary criteria, among other factors:
Primary Criteria for Peer Group Selection—July 2020
Geography	Publicly-traded companies primarily headquartered in the United States and traded on a major U.S. stock exchange
Industry	Software and internet companies with a focus on online marketplaces
Revenue
Similar revenue to ours–within a range of approximately 0.4x to approximately 2.5x our revenue (based on the then-last four fiscal quarters) of approximately $315 million (approximately $125 million to approximately $790 million)

Market Capitalization
Similar market capitalization to ours–within a range of approximately 0.2x to approximately 5.0x our then 30-day market capitalization of approximately $1.4 billion (approximately $285 million to approximately $7.1 billion)

As a result, the compensation committee approved an updated compensation peer group consisting of the following companies:
2021 Peer Group
AppFolio	Fiverr International	Redfin
Appian	LivePerson	Shutterstock
Benefitfocus	Magnite(1)	Stamps.com
CarGurus	Pluralsight	TechTarget
Cars.com	Quotient Technology	TrueCar
Eventbrite	The RealReal	Yext
EverQuote
(1)	Magnite was formerly named The Rubicon Project prior to its merger with Telaria in April 2020.
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The following companies were removed from our peer group: Care.com and Etsy.
The following companies were added to our peer group: Eventbrite, EverQuote, Fiverr International, The RealReal, and Magnite.
	Upwork	2021 Peer Group Median
Total Revenue ($ millions)(1)	$315	$315
Market Capitalization ($ millions)(2)	$1,424	$1,464
(1)	Total revenue measured as of June 2020 and reflects the most recently reported four fiscal quarters.
(2)	Market capitalization measured based on the average of the 30 trading-day period ended June 22, 2020.
The compensation committee used data drawn from the companies in our compensation peer group, as well as data from a custom data cut of 71 U.S.-based software companies with revenues ranging from $110 million to $900 million and market capitalizations ranging from $300 million to $7 billion (including peer company participants) drawn from the Radford Global Technology Survey database, to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including annual base salary, target annual bonus opportunities, and long-term incentive compensation opportunities.
This compensation peer group was used by the compensation committee for most of 2021 as a reference for understanding the competitive market for executive positions in our industry sector. However, given the significant increase in our market capitalization over the prior 12 months, in July 2021, the compensation committee, with the assistance of Compensia, reviewed and updated our compensation peer group to reflect our market capitalization and to account for merger and acquisition activity of peer companies. In evaluating the companies comprising the compensation peer group at that time, Compensia considered and weighed the following primary criteria, among other factors:
•	publicly-traded companies primarily headquartered in the United States and traded on a major U.S. stock exchange;
•	software and internet companies with a focus on online marketplaces;
•
similar revenue to ours—within a range of approximately 0.5x to approximately 2.0x our revenue (based on the then-last four fiscal quarters) of approximately $404 million (approximately $200 million to approximately $810 million); and

•
similar market capitalization to ours—within a range of approximately 0.33x to approximately 3.0x our then 30-day market capitalization of approximately $6.7 billion (approximately $2.2 billion to approximately $20.1 billion).

Based on a review of the analysis prepared by Compensia, the compensation committee approved a revised compensation peer group for the remainder of 2021 consisting of the following companies:
Revised 2021 Peer Group(1)
Alteryx	Chegg	Q2 Holdings
Anaplan	Everbridge	Redfin
AppFolio	Fastly	Revolve Group
Appian	Fiverr International	Shutterstock
Asana	LivePerson	Smartsheet
BlackLine	Magnite(2)	Stamps.com
CarGurus	Paylocity
(1)	This peer group was approved in July 2021 but was not used as a factor by the compensation committee when making compensation decisions for our Named Executive Officers in 2021.
(2)	Magnite was formerly named The Rubicon Project prior to its merger with Telaria in April 2020.
Seven companies, Benefitfocus, Cars.com, EverQuote, Quotient Technology, The RealReal, TrueCar, and Yext, were removed from our peer group because their market capitalization was no longer within our targeted market capitalization range; two companies, Eventbrite and TechTarget, were removed because their revenue was no longer within our targeted revenue range; and one company, Pluralsight, was removed because it had been acquired.
Eleven companies were added to our peer group: Alteryx, Anaplan, Asana, BlackLine, Chegg, Everbridge, Fastly, Paylocity, Q2 Holdings, Revolve Group, and Smartsheet.
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The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it by providing information, analysis, market compensation data, and other advice for our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the compensation committee and its chair, and serves at the discretion of the compensation committee, which reviews the engagement annually.
In 2021, the compensation committee again engaged Compensia to serve as its compensation consultant to advise on executive compensation matters.
During 2021, Compensia attended the meetings of the compensation committee (both with and without management present) as requested and provided various services, which included the following:
•	consultation with the compensation committee chair and other members between compensation committee meetings;
•	review, research, and updating of our compensation peer group;
•
an analysis of competitive market data for our executive positions, including our Named Executive Officer positions, and an evaluation of how the compensation we pay our executives compares both to our performance and to how the companies in our compensation peer group and/or selected broad-based compensation surveys compensate their executives;

•	review and an analysis of the base salary levels, annual bonus opportunities, and long-term incentive compensation opportunities of our executives, including our Named Executive Officers;
•	an analysis of a competitive market strategy and the development of equity award guidelines for our broad-based employee population;
•
an analysis of competitive market data for the non-employee members of our board of directors and evaluation of how the compensation we pay the non-employee members of our board of directors compares to how the companies in our compensation peer group compensate the non-employee members of their boards of directors;

•	review of market equity compensation practices, including a burn rate analysis and multi-year estimate; and
•	an analysis of various performance-based equity award designs for our executives.
The terms of Compensia’s engagement include reporting directly to the compensation committee chair. Compensia also coordinated with our management for data collection and job matching for our executives. In 2021, Compensia did not provide any other services to us.
The compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during 2021. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the compensation committee evaluated Compensia’s independence and determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Compensation Elements
Annual Base Salary
Annual base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
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Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience, competitive market data, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our Named Executive Officers each year as part of its annual compensation review, with input from our Chief Executive Officer (except with respect to her own base salary) and Compensia, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, target total direct compensation opportunity, and market conditions.
In February 2021, the compensation committee reviewed the annual base salaries of our Named Executive Officers after considering a competitive market analysis prepared by Compensia and the recommendations of our Chief Executive Officer (except with respect to her own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the compensation committee determined to adjust the annual base salary of each of our Named Executive Officers to bring their base salaries to a level that targets the 50th percentile of the competitive marketplace and was comparable to that of similarly situated executives at the companies in our compensation peer group.
Our Named Executive Officers’ base salaries, as determined in February 2021, were as follows:
Named Executive Officer	2020 Base Salary ($)	2021 Base Salary ($)	Percentage Increase (%)
Hayden Brown	480,000	500,000	4.17
Jeff McCombs	400,000	415,000	3.75
Eric Gilpin	335,000	365,000	8.96
These base salary increases were effective January 1, 2021.
The base salaries paid to our Named Executive Officers during 2021 are set forth in the “2021 Summary Compensation Table” below.
Annual Bonus
We use an annual bonus plan to motivate our employees, including our Named Executive Officers (other than Mr. Gilpin, our Chief Sales Officer, who participates in a separate sales compensation plan), to achieve our annual business goals as reflected in our annual operating plan. Typically, our board of directors or the compensation committee approves our annual bonus plan, including the performance criteria, during the first quarter of the year. In February 2021, the compensation committee approved the 2021 performance criteria, bonus pool, and other terms under our annual performance bonus plan, the Upwork Inc. Performance Bonus Plan, which we refer to as the 2021 Performance Bonus Plan, to provide annual bonus awards for our employees, including certain of our Named Executive Officers, and set the target annual bonus opportunities for the members of our leadership team, including our Named Executive Officers, who were participants in the 2021 Performance Bonus Plan.
The compensation committee served as the administrator of the 2021 Performance Bonus Plan. Our board of directors and the compensation committee have the authority to amend or terminate the plan at any time and for any reason, provided that any amendment, suspension, or termination of the plan will not, without a participant’s consent, alter or impair any rights or obligations under any earned award of such participant.
Target Annual Bonus Opportunities
In February 2021, the compensation committee reviewed the target annual bonus opportunities of our Named Executive Officers who were participants in the 2021 Performance Bonus Plan after considering a competitive market analysis prepared by Compensia and the recommendations of our Chief Executive Officer (except with respect to her own target annual bonus opportunity), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the compensation committee determined to adjust the target annual bonus opportunity of each of our Named Executive Officers who was a participant in the 2021 Performance Bonus Plan to bring their target annual bonus opportunities (as a percentage of each Named Executive Officer’s annual base salary) to a level that was comparable to that of similarly situated executives at the companies in our compensation peer group.
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Our Named Executive Officers’ target annual bonus opportunities (other than Mr. Gilpin), as determined in February 2021, were as follows:
Named Executive Officer	2021 Target Annual Bonus Opportunity (as a percentage of base salary)	2021 Target Annual Bonus Opportunity ($)
Hayden Brown	100%	$500,000
Jeff McCombs	80%	$332,000
These target annual bonus opportunities were effective January 1, 2021.
Corporate Performance Criteria
In February 2021, the compensation committee selected revenue as the performance measure for the 2021 Performance Bonus Plan. For this purpose, “revenue” meant our revenue for 2021 as reported to our board of directors following fiscal year 2021 under the then-applicable Financial Accounting Standards Board, which we refer to as FASB, Accounting Standards Codification guidance, except as otherwise determined by our board of directors or the compensation committee. The computation of the revenue target achievement was to be determined in our sole discretion, as approved by our board of directors or the compensation committee.
The compensation committee consistently reviews an array of potential performance measures to determine the appropriate metrics to drive and evaluate the strategic success of our business. The compensation committee selected revenue as the sole performance measure for the 2021 Performance Bonus Plan because, in its view, it was most consistent with our near-term objective of driving revenue growth. In 2020, we used revenue as the sole performance measure for our bonus plan because revenue growth was the primary focus of our 2020 annual operating plan. Similarly, the compensation committee believed that our revenue performance alone would be the best indicator of our successful execution of our business plan in 2021 in the continuing volatile environment created by the COVID-19 pandemic. For purposes of the 2021 Performance Bonus Plan, the compensation committee set the following performance levels for our revenue performance for 2021:
•	If our revenue for 2021 was at or below $429,640,000, there would be no payout under the 2021 Performance Bonus Plan;
•
If our revenue for 2021 equaled $466,400,000, our Named Executive Officers would be eligible to receive a bonus payout equal to 100% of their target annual bonus opportunity under the 2021 Performance Bonus Plan;

•
If our revenue for 2021 equaled or exceeded $503,160,000, our Named Executive Officers would be eligible to receive a bonus payout equal to 200% of their target annual bonus opportunity under the 2021 Performance Bonus Plan; and

•
Between the threshold performance level of $429,640,000 and the maximum performance level of $503,160,000, bonus payouts for our Named Executive Officers under the 2021 Performance Bonus Plan would be determined on a straight line basis.

The target level for revenue under the 2021 Performance Bonus Plan was greater than the revenue earned for the prior fiscal year and represented an aggressive level of performance that the compensation committee believed our management team could achieve with diligent effort in the then-existing business environment. Further, the threshold performance level represented a 15% year-over-year revenue growth figure which the compensation committee determined was appropriate for there to be any payout under the 2021 Performance Bonus Plan.
In the event of an acquisition the bonus payout percentage was to be determined using the most recent revenue forecast for 2021, as approved by the board of directors, and the amount of the bonus was to be pro rated based on the amount of base salary actually paid to a particular participant between the first date of fiscal year 2021 and the date of the acquisition.
Annual Bonus Plan Formula
The following formula was used to calculate the annual bonuses paid to participants under the 2021 Performance Bonus Plan:
Bonus Payment	=	2021 Base Salary	×	2021 Target Annual Bonus Opportunity	×	Revenue Achievement Percentage
For purposes of the 2021 Performance Bonus Plan:
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•
“2021 Base Salary” meant the amount of base salary actually earned and paid to the participant during 2021, excluding (i) bonuses, commissions, overtime pay, or the value of any equity securities, or any employee benefits or other compensation paid to the participant (for example, the Section 401(k) plan employer match) and (ii) any compensation paid to a participant in respect of inactive employment by our company (for example, a leave of absence); and

•
“Revenue Achievement Percentage” meant the achievement of our revenue target for 2021 expressed as a percentage calculated by measuring our 2021 revenue on a straight line basis between the threshold performance level of $429,640,000, where the Revenue Achievement Percentage would be zero, and the maximum performance level of $503,160,000, where the Revenue Achievement Percentage would be 200%; provided, however, that in no event was the Revenue Achievement Percentage to be greater than 200% or less than zero.

Annual Bonus Payments
In February 2022, the compensation committee approved annual bonus awards to the participants in the 2021 Performance Bonus Plan, including our Named Executive Officers (other than Mr. Gilpin). Based on the 2021 performance criteria established by the compensation committee in February 2021, the compensation committee determined we achieved revenue of $502.8 million, which resulted in a Revenue Achievement Percentage of 199%. Based on this Revenue Achievement Percentage, the following bonuses were payable to our Named Executive Officers who were participants in the 2021 Performance Bonus Plan:
Named Executive Officer	Target Annual Bonus (as a percentage of base salary)	Target Annual Bonus ($)	Earned Annual Bonus Award ($)	Earned Annual Bonus Award (as a percentage of Target Annual Bonus)
Hayden Brown	100%	500,000	995,000	199%
Jeff McCombs	80%	332,000	660,680	199%
Sales Compensation Plan for Mr. Gilpin
As our Chief Sales Officer, Mr. Gilpin’s annual cash incentive for 2021 was based on his ability to manage our sales organization to achieve our annual enterprise revenue quota and reward him for growing our enterprise accounts for the year and to achieve our annual enterprise sales quota and reward him for our sales team’s enterprise bookings efforts for the year. Each of these performance incentives was weighted 50% for purposes of Mr. Gilpin’s 2021 annual cash incentive. In 2021, Mr. Gilpin was eligible to earn an annual cash incentive payment of up to $365,000, which was equal to 100% of his 2021 annual base salary. In addition, each performance incentive included an additional multiplier if enterprise revenue and/or enterprise bookings for the year exceeded his annual quota.
•
These incentive payments were to be calculated and paid quarterly based on our actual annual enterprise revenue attainment and our actual annual enterprise bookings attainment as measured against the applicable quarterly enterprise revenue and enterprise bookings quotas, respectively, for our sales organization.

•
Mr. Gilpin’s sales compensation plan also included additional payments if our total annual enterprise revenue for the year and total annual enterprise bookings for the year exceeded our annual enterprise revenue and annual enterprise bookings quotas, respectively.

•	To be eligible for any payment under his annual cash incentive, Mr. Gilpin had to be employed on the last calendar day of the month for which the cash incentive payment was calculated.
We are not disclosing the target level for our annual enterprise revenue quota and annual enterprise bookings quota because we believe to do so would be competitively harmful, as it would give our competitors valuable insight into our strategic and financial planning processes. However, the target performance level for each performance incentive was greater than our actual performance in the prior year and represented an aggressive level of performance that we believed Mr. Gilpin and our sales organization could achieve with diligent effort.
For purposes of his annual cash incentive, Mr. Gilpin’s payments were calculated based on the total revenue attributable to his enterprise accounts compared to the applicable year-to-date quota and the total enterprise bookings compared to the applicable year-to-date quota. For this purpose, achievement of the quota for each quarterly measurement period (ending March 31, June 30, September 30, and December 31, 2021, respectively) meant the enterprise revenue or enterprise bookings actually attributable to the period calculated as a percentage of the quota for the period. The payment was to be determined on a straight line basis of the cumulative target for each performance incentive, with no cap on the percentage
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of the year-to-date target that could be paid for a given period. For example, if the enterprise revenue quota for the period was $1,000 and we achieved enterprise revenue for the period of $610, Mr. Gilpin would be considered to have achieved 61% of his quota. The same formula was applicable to his annual enterprise bookings quota.
In addition, in the event that the sales organization exceeded our annual enterprise revenue quota or annual enterprise bookings quota, as the case may be, in addition to his quarterly cash incentive payment, Mr. Gilpin was eligible to receive an additional payment equal to 3% of each dollar generated over the applicable annual enterprise revenue or enterprise bookings quota, as the case may be, for each performance incentive, which we refer to as the Accelerated Payment. There was no cap on the Accelerated Payment (which was payable after the end of the year) in addition to the quarterly cash incentive payments.
In 2021, Mr. Gilpin earned an annual cash incentive payment under his sales compensation plan in the aggregate amount of $520,739, based on our actual total enterprise revenue performance and our actual enterprise bookings performance as measured against our enterprise revenue and enterprise bookings quotas for 2021. This amount included an Accelerated Payment in the amount of $167,787. Mr. Gilpin’s annual cash incentive payment equaled 142.67% of his 2021 target annual bonus opportunity.
The annual bonuses and sales compensation awarded to our Named Executive Officers for 2021 are set forth in the “2021 Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create long-term value for our stockholders. Equity awards also help us retain and reward qualified executives in a competitive market. Typically, we have granted equity awards to our Named Executive Officers as part of the compensation committee’s annual review of our executive compensation program.
For 2021, the compensation committee sought to retain, motivate, and reward our Named Executive Officers for long-term increases in the value of our common stock and, thereby, to align their interests with those of our stockholders, using both RSU awards with time-based vesting requirements that may be settled for shares of our common stock and PSU awards with performance-based vesting requirements and time-based vesting requirements that, if earned, may be settled for shares of our common stock. We grant RSU awards because they enable us to incentivize and retain our Named Executive Officers using fewer shares of our common stock than would be necessary if we used stock options and because they have value to the recipient even in the absence of stock price appreciation. In 2021, we also granted PSU awards to our Named Executive Officers to enable them to earn shares of our common stock based on certain pre-established revenue targets in respect of our year ended December 31, 2021 as described below in the section titled “2021 Equity Awards” as well as continued service.
To date, the compensation committee has not applied a rigid formula in determining the size and form of the equity awards to be granted to our Named Executive Officers. Instead, in making these decisions, the compensation committee has exercised its judgment as to the amount and form of the awards. The compensation committee considers the retention value of the equity compensation held by the Named Executive Officer, the cash compensation received by the Named Executive Officer, a competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer (except with respect to her own equity awards), the amount of equity compensation held by the Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Based upon these factors, the compensation committee has exercised its judgment to determine the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
2021 Equity Awards
In February 2021, the compensation committee approved long-term incentive compensation opportunities in the form of equity awards for our Named Executive Officers in amounts that it considered to be consistent with our compensation philosophy and its desired market positioning. The number of shares of our common stock subject to the RSU awards and the target number of shares subject to the PSU awards granted to our Named Executive Officers (viewed in the aggregate by value) was determined by the compensation committee based on its consideration of the factors described
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above. In 2021, the target number of PSUs comprised 50% of the total long-term incentive compensation opportunity of our Chief Executive Officer (excluding her CEO Performance Award, described below) and 20% of the total long-term incentive compensation opportunities of Messrs. McCombs and Gilpin.
The equity awards granted to our Named Executive Officers in February 2021 were as follows:
Named Executive Officer	Restricted Stock Unit Awards (number of shares)	Performance Stock Unit Awards (target number of units)	Performance Stock Unit Awards (maximum number of units)
Hayden Brown	41,000	41,000	82,001
Jeff McCombs	23,549	5,887	11,774
Eric Gilpin	8,410	2,102	4,205
RSU Awards. The RSU awards will vest in equal installments of 1/16th of the award on each quarterly anniversary of the vesting commencement date, February 18, 2021, subject to the Named Executive Officer’s continuous service with us on each applicable vesting date, as described in the applicable restricted stock unit award agreement, such that the RSU award will vest in full on February 18, 2025. The RSU awards are subject to acceleration as described in “Potential Payments upon Termination or Change in Control” below.
PSU Awards. The PSU awards have both a performance-based vesting requirement and a time-based vesting requirement. The number of PSUs that could become subject to each award, which we refer to as the Earned PSUs, were to be earned subject to the achievement of certain pre-established revenue targets in respect of our fiscal year ended December 31, 2021, which we refer to as the Performance Period. Following the Performance Period, all Earned PSUs were then subject to an additional time-based vesting requirement, such that the Earned PSUs would only be settled to the extent vested in accordance with the time-based vesting requirement described below.
The various performance levels for our 2021 revenue and the number of PSUs earned at each performance level were as follows:
Revenue Performance Level	Revenue During Performance Period	Percentage of PSUs to Become Earned PSUs
Threshold	$429,640,000 and below	0%
Target	$466,400,000	100%
Maximum	$503,160,000 and above	200%
Between revenues of $429,640,000 and $503,160,000, the number of Earned PSUs were to be determined on a straight line basis.
For purposes of the PSU awards, “revenue” means our revenue for 2021 under the then-applicable FASB Accounting Standards Codification guidance as reported to our board of directors following the 2021 fiscal year, except as otherwise determined by the compensation committee. The computation of revenue was determined in the sole discretion of the company, as approved by the compensation committee.
Under the time-based vesting requirement, 25% of the Earned PSUs vest on the one year anniversary of the vesting commencement date, February 18, 2021, and thereafter an additional 1/16th of the Earned PSUs vest on each quarterly anniversary thereafter, subject to the Named Executive Officer’s continuous service with us on each applicable vesting date. In the aggregate, the Performance Period and the time-based vesting requirement require four years of service for the Earned PSUs to vest fully.
On February 4, 2022, which we refer to as the Certification Date, the compensation committee determined and certified in writing that we had attained revenue for 2021 in the amount of $502.8 million, resulting in each Named Executive Officer earning the number of Earned PSUs set forth next to their name in the following table and with one-quarter of such Earned PSUs vesting and being settled in the number of shares of our common stock set forth next to their name in the following table):
2022 Proxy Statement 55

Named Executive Officer	Earned PSUs (number of shares)	Shares Settled for Shares of Our Common Stock on February 18, 2022
Hayden Brown	81,590	20,398
Jeff McCombs	11,715	2,927
Eric Gilpin	4,183	1,045
Each Named Executive Officer was required to be in continuous service with us on the Certification Date in order for the PSUs to become Earned PSUs. If their service terminated for any reason prior to the Certification Date, all PSUs would have been forfeited.
With respect to Ms. Brown’s PSUs, the acceleration provisions set forth in Ms. Brown’s change in control and severance agreement, which we refer to as the CIC Agreement, do not apply to the PSUs. However, in the event of a termination of Ms. Brown’s employment either by us without “cause” or a resignation of Ms. Brown for “good reason,” the time-based vesting requirement described above will accelerate in a manner consistent with the acceleration provisions set forth in the CIC Agreement (as described in “Potential Payments upon Termination or Change in Control” below).
With respect to PSUs granted to Messrs. McCombs and Gilpin, the acceleration provisions set forth in their change in control and severance agreements do not apply. However, in the event of a termination of Mr. McCombs’s or Mr. Gilpin’s employment either by us without “cause” or a resignation by Mr. McCombs or Mr. Gilpin for “good reason” within 12 months following or within 3 months preceding a “change in control,” the time-based vesting requirement described above will accelerate in a manner consistent with the acceleration provisions set forth in their change in control and severance agreements (as described in “Potential Payments upon Termination or Change in Control” below).
Chief Executive Officer Performance Award
Our board of directors and the compensation committee determined that Ms. Brown decisively demonstrated outstanding and exceptional capabilities in her first year as President and Chief Executive Officer. Following significant discussion among its members and review of a competitive market analysis prepared by Compensia, the compensation committee determined that a supplemental performance-based option award, which could be earned only through the combination of significant stock price growth and long-term continued service, would be appropriate to further incentivize Ms. Brown to continue delivering on our growth potential while further aligning Ms. Brown’s interests with those of our stockholders. Accordingly, in January 2021, the compensation committee approved the CEO Performance Award commensurate with the level of achievement and ambition she had demonstrated as President and Chief Executive Officer, while also promoting her retention in a highly competitive market for this level of leadership capability.
TSR Outperformance Compared to Peers Following Ms. Brown’s Appointment as CEO

(1)
Source: Capital IQ; reflects TSR from January 1, 2020 to December 31, 2021. Peer group reflects 2021 Peer Group, which includes: APPF, APPN, BNFT, CARG, CARS, EB, EVER, FVRR, LPSN, MGNI, PS, QUOT, REAL, RDFN, SSTK, STMP, TTGT, TRUE, and YEXT.

On January 18, 2021, which we refer to as the Grant Date, the compensation committee granted to Ms. Brown the CEO Performance Award, exercisable for up to 1,500,000 shares of our common stock at a per share exercise price of $38.80, subject to the achievement of certain pre-established per share stock price targets, which we refer to as the Performance Vesting Requirement, and a four-year service-based vesting requirement, which we refer to as the Service Vesting Requirement. For the CEO Performance Award to be exercisable for any shares of our common stock, both the Performance Vesting Requirement and the Service Vesting Requirement must be met with respect to such shares, and the majority of the award’s value will be earned only if the most rigorous of the performance goals are achieved.
56 2022 Proxy Statement

The CEO Performance Award is structured to protect stockholder interests and has a Performance Vesting Requirement that requires achievement of extremely rigorous stock price hurdles, which promotes the alignment of Ms. Brown’s interests with those of stockholders and underscores our board of directors’ confidence in both Ms. Brown and our company. Stock price is the sole performance metric for the award because the compensation committee believes the ambitious stock price targets will create significant value for our stockholders through the share price appreciation required for their achievement. At the time of the award, our shares were trading near all-time high prices—following significant share price appreciation in 2020 under Ms. Brown’s leadership—and the lowest performance threshold requires an increase in share price of approximately 55% relative to the exercise price of the CEO Performance Award, and the majority of the award’s value will be earned only if the most rigorous goals are achieved. The Service Vesting Requirement provides for vesting of the earned portion of the CEO Performance Award over a four-year period, which increases the retention value of the award.
Award Structure Promotes Outperformance and Retention
✔	Performance vesting requirement requiring achievement over 90 consecutive days
✔	Service vesting requirement supports retention and requires four years of service
✔	Change-in-control and termination provisions ensure shares will only vest if they are earned based on disclosed performance criteria
Performance Vesting Requirement. The shares of our common stock subject to the CEO Performance Award are eligible to vest with respect to the Performance Vesting Requirement to the extent the volume-weighted average per share price of our common stock measured over any consecutive 90-day period, with the last 90-day measurement period ending on the 90th day following the fifth anniversary of the Grant Date, which we refer to as the Final Measurement Date, equals or exceeds (and not to be determined on a straight line basis) an applicable per share stock price target as set forth in the following table:
Per Share Stock Price	Implied Stock Price Appreciation % from Grant Date	Number of Shares Vested
$60.00	55%	100,000
$70.00	80%	200,000
$80.00	106%	300,000
$90.00	132%	400,000
$100.00	158%	500,000
Achievement of stock price thresholds is measured based on a 90-day Volume-based weighted average price for the shares to vest at each respective level
The performance levels and targets associated with the CEO Performance Award are very rigorous and require exceptional stockholder value creation to vest:
Stock Price Hurdles and Implied Stock Price Appreciation

Except as described below, the CEO Performance Award will expire with respect to any shares of common stock that have not satisfied the Performance Vesting Requirement on or before the earlier of:
2022 Proxy Statement 57

•	the Final Measurement Date;
•	a “change in control” (as defined in the CIC Agreement); and
•
the date on which Ms. Brown is no longer serving as our Chief Executive Officer, provided that in the event Ms. Brown no longer serves as our Chief Executive Officer, the CEO Performance Award will remain outstanding and eligible to vest as necessary to give effect to the terms of the CEO Performance Award.

In the event of a change in control (i) during which Ms. Brown is serving as our Chief Executive Officer, or (ii) within three months following a termination of Ms. Brown’s employment as Chief Executive Officer by us without “cause” or by Ms. Brown for “good reason” (in each case, as defined in the CIC Agreement), then the price per share applicable to the change in control will be applied to determine whether any per share stock price target as set forth in the above table has been achieved, and the number of shares listed directly across from such stock price will vest with respect to the Performance Vesting Requirement. In the event of a termination of Ms. Brown’s employment as our Chief Executive Officer either (x) by us without “cause” or a resignation of Ms. Brown for “good reason,” or (y) due to Ms. Brown’s death or disability, and such termination takes place on a date on which the volume-weighted average per share price of our common stock for a minimum of 45 consecutive days immediately preceding such termination equals or exceeds an applicable per share stock price target as set forth in the above table, then the number of shares listed directly across from such stock price will vest with respect to the Performance Vesting Requirement.
In the event that Ms. Brown’s service with us is terminated in a manner that could not give rise to accelerated vesting in accordance with the terms set forth in this description, any portion of the CEO Performance Award that is then-unvested as of the date of such termination of service will be forfeited.
Service Vesting Requirement. The CEO Performance Award is also subject to the Service Vesting Requirement. The shares of our common stock subject to the CEO Performance Award are eligible to vest with respect to the Service Vesting Requirement with respect to 1/16th of each tranche of shares subject to the CEO Performance Award on each quarterly anniversary of the Grant Date (with each number of shares associated with a specific per share stock price target noted in the above table constituting a separate tranche), subject to Ms. Brown’s continuous service to us as our Chief Executive Officer, Executive Chairperson, or any C-level officer position, each of which we refer to as a Designated Position, on each applicable vesting date. With respect to the Service Vesting Requirement, but not the Performance Vesting Requirement, the vesting of the shares of our common stock subject to the CEO Performance Award will accelerate as follows: (a) as set forth in the CIC Agreement (as described in “Potential Payments upon Termination or Change in Control” below), and (b) in the event that Ms. Brown is terminated or resigns from a Designated Position due to her death or disability, the CEO Performance Award will accelerate with respect to that number of shares that would have vested in accordance with the Service Vesting Requirement over the 12 months immediately following such termination or resignation, only to the extent that such number of shares have satisfied the Performance Vesting Requirement as of immediately prior to such termination or resignation. Any vesting (including any vesting acceleration) with respect to the Service Vesting Requirement would apply proportionately to each tranche of shares of our common stock.
As of December 31, 2021, none of the Performance Vesting Requirements had been met. Accordingly, none of the shares of our common stock subject to the CEO Performance Award had vested with respect to the Performance Vesting Requirements.
The equity awards granted to our Named Executive Officers during 2021 are set forth in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards Table” below.
Executive Compensation Program Changes for 2022
To incentivize long-term value creation and strong financial performance, to further align the interests of our Named Executive Officers with those of our stockholders, and to promote retention of our Named Executive Officers, in February 2022, the compensation committee increased the percentage allocation of PSUs that comprise each of our Named Executive Officers’ long-term incentive compensation opportunity. The target number of PSUs for 2022 will comprise 40% of the total long-term incentive opportunity issued to Messrs. McCombs and Gilpin, increased from 20% in 2021, and the target number of PSUs for 2022 will comprise of 60% of the total long-term incentive opportunity issued to Ms. Brown, increased from 50% in 2021 (excluding her CEO Performance Award).
58 2022 Proxy Statement

Other Compensation Elements
Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and generally on the same terms and conditions, as all other U.S. full-time employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, mental health benefits, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.
We also sponsor a Section 401(k) retirement plan, which we refer to as the Section 401(k) Plan, that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. U.S. employees who have attained at least 18 years of age are generally eligible to participate in the Section 401(k) Plan as of the first day of the calendar month. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code, which we refer to as the Code. Currently, we match 50% of a participant’s contributions to the Section 401(k) Plan in cash, subject to an annual maximum limit of $5,000 per employee. An employee’s interest in our match of a participant’s contributions is 100% vested after one year of service. An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed.
We design and adjust our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2021, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, equal to $10,000 or more for any individual.
Employment Arrangements
We entered into written employment offer letters with each of our Named Executive Officers when they joined us, which employment offer letters were amended and restated in May 2018, in the case of Ms. Brown and Mr. Gilpin. Subsequently, Ms. Brown executed an addendum to her amended and restated employment offer letter to reflect her promotion to Chief Marketing and Product Officer effective April 1, 2019, and thereafter entered into an amended and restated offer letter dated December 8, 2019, to reflect the terms of her employment as our President and Chief Executive Officer effective January 1, 2020. Mr. McCombs entered into a written employment offer letter in July 2020 prior to joining us in August 2020. Collectively, these amended and restated offer letters and Mr. McCombs’s employment offer letter are referred to in this section as the Offer Letters. We believe that these arrangements were necessary to secure the continued service of these individuals in a highly competitive job market.
Each of these Offer Letters provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time with or without cause and with or without notice) and generally sets forth the Named Executive Officer’s then-current annual base salary, eligibility for participation in our annual performance bonus plan, and eligibility to participate in our employee benefit plans, including our health insurance plan and disability insurance plan, as established from time to time. In addition, by executing an Offer Letter, each of Ms. Brown and Mr. Gilpin reaffirmed the terms and conditions of the employee invention assignment and confidentiality agreement and the employee dispute resolution agreement that she or he had previously entered into with us. Mr. McCombs also entered into an employee invention assignment and confidentiality agreement and an employee dispute resolution agreement with us when he accepted his employment offer letter.
These Offer Letters also provide that each Named Executive Officer will be eligible to enter into a change in control and severance agreement based on his or her position within our company. These agreements specify the severance payments and benefits that he or she will be eligible to receive in connection with certain terminations of employment from our company. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.
For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.
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Post-Employment Compensation
We have entered into change in control and severance agreements with each of our Named Executive Officers, which provide for certain protections in the event of certain involuntary terminations of employment, including a termination of employment in connection with a change in control, in exchange for a general release of claims and compliance with a non-disparagement covenant for a period of 24 months following separation from us. Each change in control and severance agreement is in effect for three years, with automatic renewals for new three-year periods unless notice is given by us to the Named Executive Officer three months prior to the date on which the agreement would otherwise renew.
We believe these change in control and severance agreements provide reasonable compensation in the form of severance pay and certain limited benefits to the Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation and release agreement in a form prescribed by us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We believe that these agreements help maintain our Named Executive Officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction and mitigate the risk of subsequent disputes or litigation. The terms and conditions of these agreements were approved by our board of directors after an analysis of competitive market data in consultation with Compensia.
Under the change in control and severance agreements, all payments and benefits in the event of a change in control are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
In the event of a change in control, to the extent Section 280G or 4999 of the Code is applicable to a Named Executive Officer, such individual is entitled to receive either a:
•	payment of the full amounts specified in his or her agreement to which he or she is entitled; or
•
payment of such amount that is $1.00 less than the amount that would otherwise trigger the excise tax imposed by Section 4999, depending on which results in the Named Executive Officer receiving a higher amount after taking into account all federal, state, local, and foreign income, employment, and other taxes and the excise tax imposed by Section 4999.

We are not obligated to provide excise tax payments, which we refer to as gross-ups, to any of our executive officers, including our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control, are essential to attracting and retaining highly qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our Named Executive Officers’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable thereunder, see “Potential Payments upon Termination or Change in Control” below.
Confidentiality, Non-Competition, and Non-Solicitation Agreements
Our Named Executive Officers have each entered into agreements containing confidentiality, non-competition, and non-solicitation covenants. Under these agreements, our Named Executive Officers have agreed to refrain from (i) disclosing our proprietary information in perpetuity, (ii) competing with us or soliciting our clients or customers during the period of their employment, and (iii) soliciting our employees or consultants for a period of 12 months following the termination of their employment.
60 2022 Proxy Statement

Other Compensation Policies
Stock Ownership Guidelines
Our Stock Ownership Guidelines are designed to encourage our Chief Executive Officer and other executive officers and members of our board of directors to achieve and maintain a meaningful ownership stake in our company that aligns their interests with those of our stockholders and promotes a long-term perspective in managing our company. In April 2022, we amended our Stock Ownership Guidelines to remove vested stock options from counting toward satisfaction of such guidelines.
Our Chief Executive Officer and other executive officers and the members of our board of directors are expected to accumulate shares of our common stock towards target ownership levels that are based on a multiple of their respective base salary or annual retainer, as the case may be. If any of our executive officers or the members of our board of directors have not satisfied these ownership levels, the Stock Ownership Guidelines require that they retain ownership of shares according to the retention ratio described below. Currently, the market value of the qualifying shares that each executive officer or member of our board of directors is required to own is as follows:
Individual Subject to Stock Ownership Guidelines	Ownership Level
Chief Executive Officer	5x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Directors	3x annual general cash retainer for service as a member of our board of directors*
*	Excludes any additional cash retainer paid as a result of service as our chairperson, lead independent director, committee chair, or committee member
The minimum level of ownership is expected to be achieved within five years of the date the applicable individual becomes covered by the Stock Ownership Guidelines, and each such individual is expected to continuously hold a sufficient number of shares of our common stock to satisfy the ownership level thereafter for the duration the individual is covered by the Stock Ownership Guidelines. Compliance is evaluated by the compensation committee annually, as of fiscal year-end each year. As of December 31, 2021, each of our executive officers, including our Named Executive Officers, and members of our board of directors was either in compliance with the applicable ownership levels required by the Stock Ownership Guidelines or had not been covered by the Stock Ownership Guidelines for five years.
If, following the compliance deadline, an individual covered by the Stock Ownership Guidelines has not satisfied the applicable ownership level called for by the Stock Ownership Guidelines, then he or she must retain ownership of shares based on a retention ratio which is equal to 50% of the “net profit shares” as follows: each time he or she exercises a stock option, vests in a restricted stock award, or has an RSU award settled for shares of our common stock, he or she is expected to retain 50% of the shares remaining after payment of the option exercise price and taxes owed upon exercise, 50% of the newly-vested shares of restricted stock after the payment of applicable taxes, and 50% of the shares received on settlement of the RSU award after the payment of applicable taxes, in each case until the ownership level called for by the Stock Ownership Guidelines is met.
Clawback Policy
In April 2021, our board of directors approved a compensation recoupment and forfeiture policy, which we refer to as our Clawback Policy, covering all employees who are officers for purposes of Section 16 of the Exchange Act, including current and former Section 16 executive officers, each of which we refer to as a Covered Officer, and which applies to their incentive-based cash compensation and performance-based equity awards.
If incentive-based cash compensation or performance-based equity awards are granted or received by a Covered Officer that are predicated upon us achieving certain financial results, and if the quarterly or annual financial statements (whether audited or unaudited) are adjusted or restated to correct one or more errors that have a material impact on our financial statements and our board of directors determines that a Covered Officer engaged in fraud or intentional misconduct that materially contributed to the need for such adjustment or restatement, then we may recoup or require forfeiture of any such amounts or any portion of such amounts that are in excess of any compensation that would have been earned by such Covered Officer based upon the adjusted or restated financial results in the event of any adjustment or restatement of our financial statements during the three-year period preceding the date on which we determined, or if later first disclosed, that we are or will be preparing an adjustment or restatement.
2022 Proxy Statement 61

In determining whether to require recoupment or forfeiture and, if so, the amount of such recoupment or forfeiture, the compensation committee or board of directors shall take into account such factors as it deems appropriate, including, without limitation, the requirements of applicable law, and stock exchange listing requirements; the extent to which the current or former executive officer participated or otherwise bore responsibility for the facts and circumstances giving rise to the adjustment or restatement and such other factors as it may deem appropriate under the circumstances. Any recoupment or forfeiture of such amounts will be publicly disclosed to the extent our board of directors or the compensation committee determines such disclosure is appropriate or otherwise as required by applicable law.
Hedging, Derivative Securities Transactions, Short Selling, and Pledging
Under our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts, and may not contribute our securities to exchange funds that could be interpreted as having the effect of hedging in our securities. Further, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market and from engaging in short sales of our securities, including short sales “against the box.”
Also, under our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from using or pledging our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the designated compliance administrator pursuant to the Insider Trading Policy, which approval is limited to situations where the subject individual has demonstrated the financial capacity to repay the loan without resorting to the pledged securities.
Exchange Act Rule 10b5-1 Plans
Certain of our executive officers and non-employee directors have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the executive officer or non-employee director when entering into the plan, without further direction from them. The executive officer or non-employee director may amend or terminate the plan in specified circumstances.
Tax and Accounting Considerations
The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid to certain current and former executive officers who are “covered employees.” The Tax Cuts and Jobs Act of 2017, which we refer to as the TCJA, repealed exceptions to the deductibility limit that were previously available for “performance-based compensation,” including equity awards, effective for taxable years after December 31, 2017, subject to certain grandfathering rules. Prior to the enactment of the TCJA, Section 162(m) included special transition relief rules pursuant to which remuneration paid according to a compensation plan or agreement that existed prior to a company’s initial public offering and had been publicly disclosed was excluded from the $1 million annual deduction limit. This transition relief applied until the earliest of: (i) the expiration of the plan or agreement; (ii) a material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that had been allocated under the plan; or (iv) the first meeting of stockholders at which directors are elected that is after the end of the third calendar year following the calendar year in which our initial public offering occurred.
While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) beyond the control of the compensation committee, no assurances can be given that any compensation paid by us will qualify for the transition relief or be deductible under Section 162(m) even if so intended.
62 2022 Proxy Statement

Accounting for Stock-Based Compensation
The compensation committee considers accounting implications when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Compensation Risk Considerations
The compensation committee, with the assistance of Compensia, periodically reviews our various compensation programs and related policies and practices and believes that the mix and design of the elements of such programs do not encourage our employees, including our executive officers, to take, or reward our employees for taking, inappropriate or excessive risks and accordingly are not reasonably likely to have a material adverse effect on us. In particular, in conducting our review, we consider compensation program attributes that help to mitigate risk, including:
•	the mix of cash and equity compensation;
•	the balance of short-term and long-term performance focus;
•	the oversight of an independent compensation committee;
•	our Insider Trading Policy, which prohibits the hedging of the economic interest in our securities; and
•	our annual bonus plans are subject to the achievement of financial performance metrics and offer upside leverage that is within reasonable market norms and provide for uncapped payouts.
2022 Proxy Statement 63

Report of the Compensation Committee
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Gregory C. Gretsch, Chair
Anilu Vazquez-Ubarri
Gary Steele
64 2022 Proxy Statement

2021 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities during 2019, 2020, and 2021:
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Hayden Brown President and Chief Executive Officer	2021	500,000	—	4,626,440 (3)	28,780,212(4)	995,000	7,652(5)	34,909,304
	2020	480,000	—	—	—	365,760	2,652(6)	848,412
	2019	437,250	—	11,089,217(7)	—	—	4,425(8)	11,530,892
Jeff McCombs Chief Financial Officer	2021	415,000	—	1,660,779(9)	—	660,680	9,586(10)	2,746,045
	2020	165,000	100,000(11)	4,803,833(12)	—	125,730	—	5,194,563
Eric Gilpin Chief Sales Officer	2021	365,000	—	593,087(13)	—	520,739	7,775(14)	1,486,601
	2020	335,000	—	990,296	—	306,202	7,489(15)	1,638,987
(1)
The amounts reported represent the grant date fair value calculated in accordance with ASC 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, for a discussion of the relevant assumptions used in calculating these amounts. For awards with performance-based vesting conditions, including PSUs and the CEO Performance Award, the amount reported is based on the probable outcome of the applicable performance condition at the time of grant (i.e., based on 100% of performance). Each of Ms. Brown and Messrs. McCombs and Gilpin was granted RSUs and PSUs in 2021 as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards.” In addition, Ms. Brown was granted the CEO Performance Award in 2021, see the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards—Chief Executive Officer Performance Award.”

(2)
The amounts reported represent incentive bonuses actually earned pursuant to our 2019, 2020, and 2021 performance bonus plans, except for Mr. Gilpin, whose amount reported represents incentive commissions actually earned pursuant to his Sales Compensation Plan. Payments for 2021 are described in greater detail in the section titled “Compensation Discussion and Analysis—Compensation Elements.”

(3)	The amount reported represents (i) $2,313,220 aggregate grant date fair value for PSUs and (ii) $2,313,220 aggregate grant date fair value for RSUs.
(4)	The amount reported represents the aggregate grant date fair value for the CEO Performance Award.
(5)	The amount reported represents (i) our matching contribution of $5,000 under our 401(k) Plan and (ii) $2,652 paid to our disability insurance plan.
(6)	The amount reported represents payments to our disability insurance plan.
(7)
The amount reported represents (i) $11,020,059 aggregate grant date fair value of an RSU award granted to Ms. Brown in connection with her appointment as our President and Chief Executive Officer and (ii) $69,158 aggregate grant date fair value of an RSU award granted to Ms. Brown pursuant to our 2019 Performance Bonus Plan.

(8)
The amount reported represents (i) our matching contribution of $647 on Ms. Brown’s behalf under our 401(k) Plan, (ii) $2,431 paid to our disability insurance plan, and (iii) $1,347 in parking and commuting costs paid by us.

(9)	The amount reported represents (i) $332,144 aggregate grant date fair value for PSUs and (ii) $1,328,635 aggregate grant date fair value for RSUs.
(10)	The amount reported represents (i) our matching contribution of $5,000 under our 401(k) Plan and (ii) $4,586 paid to our disability insurance plan.
(11)	The amount reported represents a signing bonus paid to Mr. McCombs in connection with his appointment as our Chief Financial Officer.
(12)	The amount reported represents an RSU award granted to Mr. McCombs in connection with his appointment as our Chief Financial Officer.
(13)	The amount reported represents (i) $118,595 aggregate grant date fair value for PSUs and (ii) $474,492 aggregate grant date fair value for RSUs.
(14)	The amount reported represents (i) our matching contribution of $5,000 under our 401(k) Plan and (ii) $2,775 paid to our disability insurance plan.
(15)	The amount reported represents (i) our matching contribution of $5,000 under our 401(k) Plan and (ii) $2,489 paid to our disability insurance plan.
2022 Proxy Statement 65

2021 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2021 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.
Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise Price of Stock Options ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
Hayden Brown	Cash	—	—	—	—	—	1	500,000	1,000,000	—	—	—	—
	Option	1/18/2021	1/18/2021	—	1,500,000	N/A	—	—	—	—	—	38.80	28,780,212
	RSU	2/17/2021	2/17/2021	—	—	—	—	—	—	41,000	—	—	2,313,220
	PSU	2/17/2021	2/17/2021	—	41,000	82,001	—	—	—	—	—	—	2,313,220
Jeff McCombs	Cash	—	—	—	—	—	1	332,000	664,000	—	—	—	—
	RSU	2/17/2021	2/17/2021	—	—	—	—	—	—	23,549	—	—	1,328,635
	PSU	2/17/2021	2/17/2021	—	5,887	11,774	—	—	—	—	—	—	332,145
Eric Gilpin	Cash	—	—	—	—	—	1	365,000	N/A	—	—	—	—
	RSU	2/17/2021	2/17/2021	—	—	—	—	—	—	8,410	—	—	474,492
	PSU	2/17/2021	2/17/2021	—	2,102	4,205	—	—	—	—	—	—	118,595
(1)
These columns show a range of payouts possible under the PSU awards granted in 2021. The amount shown in the “Target” column for each award represents 100% of the PSUs granted, which equals the number of units that would vest if the “Target” performance level were achieved. The “Threshold” level is the minimum level of performance that must be met before any payout may occur. The amount shown in the “Maximum” column is 200% of the Target” payout amount. Further information about these awards is provided in the section titled “—Compensation Discussion and Analysis—Compensation Elements—2021 Equity Awards.”

(2)
Reflects target bonus amounts for 2021 performance under our 2021 Performance Bonus Plan (except with respect to Mr. Gilpin), as described in “Compensation Discussion and Analysis—Compensation Elements—Annual Bonuses.” These amounts do not correspond to the actual amounts that were received by our Named Executive Officers. The actual amounts received by our Named Executive Officers were as follows: Ms. Brown, $995,000; Mr. McCombs, $660,680; and Mr. Gilpin, $520,739.

(3)
The amounts reported represent the grant date fair value calculated in accordance with ASC 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, for a discussion of the relevant assumptions used in calculating these amounts. For PSUs, the amount reported is based on the probable outcome of the applicable performance conditions, which reflects the target level of performance at the time of grant (i.e., based on 100% of performance). Each of Ms. Brown and Messrs. McCombs and Gilpin was granted RSUs and PSUs in 2021 as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards.” In addition, Ms. Brown was granted a CEO Performance Award in 2021, as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards—Chief Executive Officer Performance Award.” The vesting of these stock and option awards is detailed in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below.

66 2022 Proxy Statement

Outstanding Equity Awards at 2021 Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options, RSUs, and PSUs held as of December 31, 2021.
	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Hayden Brown	9/26/2017(3)	158,881	102,828	—	3.68	9/25/2027	—	—	—	—
	2/11/2019(4)	—	—	—	—	—	10,341	353,249	—	—
	5/3/2019(5)	—	—	—	—	—	19,300	659,288	—	—
	12/12/2019(6)	—	—	—	—	—	435,161	14,865,100	—	—
	1/18/2021(7)	—	—	1,500,000	38.80	1/17/2031	—	—	—	—
	2/17/2021(8)	—	—	—	—	—	—	—	41,000	1,400,560
	2/17/2021(9)	—	—	—	—	—	33,313	1,137,972	—	—
Jeff McCombs	8/4/2020(10)	—	—	—	—	—	274,348	9,371,728	—	—
	2/17/2021(11)	—	—	—	—	—	—	—	5,887	201,100
	2/17/2021(12)	—	—	—	—	—	19,134	653,617	—	—
Eric Gilpin	4/20/2016(13)	170,000	—	—	3.23	4/19/2026	—	—	—	—
	2/6/2018(14)	26,667	23,333	—	4.04	2/5/2028	—	—	—	—
	2/18/2020(15)	—	—	—	—	—	60,614	2,070,574	—	—
	2/17/2021(16)	—	—	—	—	—	—	—	2,102	71,804
	2/17/2021(17)	—	—	—	—	—	6,834	233,449	—	—
(1)
Outstanding equity awards with a grant date prior to August 30, 2018, the date the 2018 Plan became effective, were granted under our 2014 Equity Incentive Plan, which we refer to as the 2014 Plan. Outstanding equity awards with a grant date after August 30, 2018, were granted under the 2018 Plan. The vesting of all awards is subject to continued service on each vesting date, in addition to any additional vesting terms described below.

(2)
Represents the fair market value of the shares underlying the RSUs and PSUs as of December 31, 2021, based on the closing price on Nasdaq of our common stock on December 31, 2021, which was $34.16 per share.

(3)
The stock option becomes exercisable at a rate of 1/60th of the shares of our common stock underlying the stock option each month following September 26, 2017, exercisability commencement date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(4)
The RSUs vest at a rate of 1/12th of the shares of our common stock underlying the RSUs each quarter beginning on January 18, 2020. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(5)
The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on June 18, 2019. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(6)
The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on March 18, 2020, subject to Ms. Brown’s continued employment as our Chief Executive Officer on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(7)
The stock option vests as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards—Chief Executive Officer Performance Award.” The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(8)
The PSUs vest as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards.” The PSUs are represented at the target amount of shares that may be earned under the awards (i.e., based on 100% of performance). The time vesting requirements of the PSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(9)
The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on February 18, 2021, subject to Ms. Brown’s continued employment on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(10)
The RSUs vest at a rate of 75% of the shares of our common stock underlying the RSUs on August 18, 2023, and an additional 6.25% of the shares of our common stock underlying the RSUs over the following four quarters. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(11)
The PSUs vest as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards.” The PSUs are represented at the target amount of shares that may be earned under the awards (i.e., based on 100% of performance). The time vesting requirements of the PSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

2022 Proxy Statement 67

(12)
The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on February 18, 2021, subject to Mr. McCombs’s continued employment on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(13)	The stock option was fully exercisable as of December 31, 2021.
(14)
The stock option becomes exercisable at a rate of 1/60th of the shares of our common stock underlying the stock option each month following the February 6, 2018, exercisability commencement date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(15)
The RSUs will vest in equal installments of 1/16th of the total number of RSUs on each quarterly anniversary after February 18, 2020, over 16 quarters of continuous service, such that the RSU award shall vest in full four years from February 18, 2020, subject to Mr. Gilpin’s continued service. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(16)
The PSUs vest as described in the section titled “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—2021 Equity Awards.” The PSUs are represented at the target amount of shares that may be earned under the awards (i.e., based on 100% of performance). The time vesting requirements of the PSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(17)
The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on February 18, 2021, subject to Mr. Gilpin’s continued employment on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

2021 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during 2021 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Hayden Brown	600,105	25,726,159	251,049	11,388,599
Jeff McCombs	—	—	4,415	183,474
Eric Gilpin	—	—	28,516	1,285,133
(1)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our common stock on the date of exercise and the aggregate exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2021.

(2)
The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on Nasdaq of our common stock on the date prior to the vesting date. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during 2021.

Offer Letters
We have entered into offer letters with Ms. Brown and Messrs. McCombs and Gilpin. Each of these offer letters provides for at-will employment and generally includes the Named Executive Officer’s initial base salary and an indication of eligibility for an annual bonus award opportunity. In addition, while employed, each of our Named Executive Officers is eligible to participate in our annual performance bonus plan, other than Mr. Gilpin who participates in a separate sales compensation plan, a disability plan, and employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers executed a form of our standard confidential information and invention assignment agreement upon the commencement of their employment. Any potential payments and benefits due upon a termination of employment or a change in control are further described in the following section “Potential Payments upon Termination or Change in Control.”
Potential Payments upon Termination or Change in Control
We have entered into change in control and severance agreements with each of our Named Executive Officers, which provide for the following benefits if the Named Executive Officer is terminated by us without “cause” or, with respect to our President and Chief Executive Officer only, by the Named Executive Officer for “good reason” outside of a change in control in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary (12 months for our President and Chief Executive Officer); (ii) payment of premiums for continued medical benefits for up to six months (12 months for our President and Chief Executive Officer); and (iii) in the case of our President and Chief Executive Officer only, 50% acceleration of any then-unvested equity awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria).
If the Named Executive Officer’s employment is terminated by us without cause (as defined in the change in control and severance agreements) or by the executive for good reason (as defined in the change in control and severance agreements) within the three months preceding a change in control (as defined in the change in control and severance
68 2022 Proxy Statement

agreements) (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the 12 months following a change in control, the change in control and severance agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months base salary (18 months for our President and Chief Executive Officer); (ii) a lump sum payment equal to the Named Executive Officer’s then-current target bonus opportunity; (iii) 100% acceleration of any then-unvested equity awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria); and (iv) payment of premiums for continued medical benefits for up to 12 months (18 months for our President and Chief Executive Officer). Each change in control and severance agreement is in effect for three years, with automatic renewals for new three-year periods unless notice is given by us to the Named Executive Officer three months prior to expiration.
An award agreement for equity awards that vest upon satisfaction of performance criteria may provide for acceleration upon a change in control.
The benefits under the change in control and severance agreements supersede all other cash severance and vesting acceleration arrangements (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria, which will be governed by the terms of the applicable performance-based equity awards).
In exchange for the benefits under the change in control and severance agreements, each Named Executive Officer agrees to a general release of claims and compliance with a non-disparagement covenant for a period of 24 months following separation from us.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2021, and the price per share of our common stock was the closing price on Nasdaq as of December 31, 2021, which was $34.16. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
	Qualifying Termination - No Change in Control				Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Bonus Payment ($)(3)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)
Hayden Brown	500,000	30,915	11,475,480	12,006,395	750,000	500,000	46,372	22,950,960	24,247,332
Jeff McCombs	207,500	13,668	—	221,168	415,000	332,000	27,336	10,427,545	11,201,881
Eric Gilpin	182,500	13,668	—	196,168	365,000	365,000	27,336	3,150,456	3,907,792
(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2021.
(2)
The value of accelerated vesting is calculated based on the per share closing price on Nasdaq as of December 31, 2021, which was $34.16, less, if applicable, the aggregate exercise price of each outstanding unexercisable stock option. The PSUs assume the maximum achievable amount (i.e., based on 200% of performance). The CEO Performance Award was not included, as the exercise price for such award was above the per share closing price of our common stock on Nasdaq as of December 31, 2021.

(3)	The value of the bonus payment was determined based on the target bonuses in effect on December 31, 2021.
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
2022 Proxy Statement 69

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and key employees. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our restated certificate of incorporation, amended and restated bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO Pay Ratio Disclosure
In accordance with Item 402(u) of Regulation S-K, we are providing below disclosure relating to the ratio of the annual total compensation of our President and Chief Executive Officer, Ms. Brown, to the median of the annual total compensation of all of our employees (except for our Chief Executive Officer), which we refer to as the CEO Pay Ratio.
For 2021:
•	The annual total compensation of our Chief Executive Officer, Ms. Brown, was $34,909,304, as reported in the “Total” column of the Summary Compensation Table;
•	The median of the annual total compensation of all our employees (except for our Chief Executive Officer) was $219,635; and
•	The CEO Pay Ratio was 159 to 1.
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Further, the CEO Pay Ratio for 2021 reflects the grant date fair value of the CEO Performance Award computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The CEO Performance Award is not part of the standard annual compensation package of our Chief Executive Officer, Ms. Brown. In addition, none of the Performance Vesting Requirements to which the CEO Performance Award is subject have been met, and accordingly, none of the shares of our common stock subject to the CEO Performance Award are currently exercisable. The CEO Pay Ratio for 2020 was 4 to 1. For purposes of calculating the pay ratio for 2021, we elected to use as our median employee the same individual that we originally identified as our median employee for 2020 because there was no significant change to our employee population or compensation arrangements that we reasonably believed would significantly impact our pay ratio disclosure.
For a description of our methodology for identifying the median employee, see “CEO Pay Ratio Disclosure” on pages 79 and 80 of our definitive proxy statement filed with the SEC on April 20, 2021.
70 2022 Proxy Statement

We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2021 Summary Compensation Table as set forth in this Proxy Statement.
Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
2022 Proxy Statement 71

Equity Compensation Plan Information
The following table presents information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.
Plan category	Number of securities to be issued upon exercise or vesting and settlement of outstanding securities (#)	Weighted-average exercise price per share of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,847,891(1)	16.29(2)	25,283,698(3)
Equity compensation plans not approved by security holders	_	N/A	_
Total	8,847,891	16.29	25,283,698
(1)
Includes the oDesk 2004 Stock Plan, which we refer to as the 2004 Plan, the Elance 2009 Stock Option Plan, which we refer to as the 2009 Plan, the 2014 Plan and the 2018 Plan. Excludes purchase rights accruing under the 2018 Employee Stock Purchase Plan, which we refer to as the 2018 ESPP. For awards with performance-based vesting conditions, including PSUs and the CEO Performance Award, the amount reported is based on the maximum outcome of the applicable performance condition (i.e., based on 200% of performance).

(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, since RSUs and PSUs have no exercise price.
(3)
Includes 22,250,297 shares of our common stock available for issuance under the 2018 Plan as of December 31, 2021, and 3,033,401 shares of our common stock available for issuance under the 2018 ESPP as of December 31, 2021. There were no shares of common stock available for issuance under the 2004 Plan, the 2009 Plan, or the 2014 Plan as of December 31, 2021, but those plans will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2004 Plan, the 2009 Plan, or the 2014 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under the 2018 Plan. In addition, the number of shares reserved for issuance under the 2018 Plan increased automatically by 6,456,523 shares on January 1, 2022, and will increase automatically on the first day of January of each of 2023 through 2028 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or our compensation committee. The number of shares reserved for issuance under the 2018 ESPP increased automatically by 1,033,043 shares on January 1, 2022, and will increase automatically on the first day of January of each year during the term of the 2018 ESPP by the number of shares equal to 0.8% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or our compensation committee.

72 2022 Proxy Statement

Certain Relationships and Related Party Transactions
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal 1—Election of Directors—2021 Director Compensation,” respectively, since January 1, 2021, the following indemnification agreements with each of our directors and Named Executive Officers are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock, or any member of their immediate family, or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and Named Executive Officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Limitations on Liability and Indemnification Matters.”
Review, Approval, or Ratification of Transactions with Related Parties
Our related party transactions policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and governance committee.
2022 Proxy Statement 73

Report of the Audit, Risk and Compliance Committee
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
This report is submitted by the audit committee of our board of directors. The audit committee consists of the three directors whose names appear below. Each member of the audit committee is independent under the current Nasdaq listing standards and SEC rules and regulations. Each member of the audit committee is financially literate as required by the current Nasdaq listing standards.
The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The audit committee also assists the board of directors in fulfilling its oversight responsibilities with respect to legal and regulatory compliance, and among other things, assists the board of directors in fulfilling its oversight responsibilities with respect to risk management, including cybersecurity, data privacy and security, legal, and compliance risks. The audit committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee’s function is more fully described in its charter.
Our audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited consolidated financial statements for the year ended December 31, 2021. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.
Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Submitted by the Audit Committee
Elizabeth Nelson, Chair
Gregory C. Gretsch
Leela Srinivasan
74 2022 Proxy Statement

Frequently Asked Questions
Proxy Materials
1.	Why did I receive these proxy materials?
We have made these materials available to you or, if requested, delivered paper copies by mail in connection with the Annual Meeting, which will be held exclusively online via live webcast on Thursday, June 2, 2022, at 8:00 a.m. Pacific Time. As a stockholder, you are invited to participate in the Annual Meeting via live webcast and vote on the business items described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and is intended to assist you in voting your shares.
2.	What is included in the proxy materials?
The proxy materials include:
•	The Notice of Annual Meeting of Stockholders, which we refer to as the Notice;
•	Our Proxy Statement for the Annual Meeting; and
•	Our Annual Report on Form 10-K for the year ended December 31, 2021.
If you received a paper copy of these materials by mail, the proxy materials also include a proxy card, or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described below) instead of a paper copy of the proxy materials, see the section titled “Voting Information” below for information regarding how you can vote your shares.
3.	What does it mean if I receive more than one Notice, proxy card, or voting instruction form?
It generally means that some of your shares are registered differently or are in more than one account. Please follow the instructions included on each proxy card and vote each proxy card by telephone, through the internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
4.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with SEC rules, we are using the internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report to stockholders, and voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports to stockholders and proxy statements are available on the internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
•
If you are a registered owner (meaning you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.

•
If you are a beneficial owner (meaning your shares are held by a brokerage firm, a bank, a trustee, or a nominee): please follow the instructions provided to you by your broker, bank, trustee, or nominee.

2022 Proxy Statement 75

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.
5.	How can I access the proxy materials over the internet?
The Notice, proxy card, or voting instruction form will contain instructions on how to:
•	View our proxy materials for the Annual Meeting on the internet; and
•	Instruct us to send our future proxy materials to you electronically by email.
The Notice, proxy card, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners may elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials electronically helps us to conserve natural resources and reduces the cost of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive future proxy materials by email will remain in effect until you revoke it.
6.	How may I obtain a paper copy of the proxy materials?
If you receive a paper Notice instead of a paper copy of the proxy materials, the Notice will provide instructions about how to obtain a paper copy of the proxy materials. If you receive the Notice by email, the email will also include instructions about how to obtain a paper copy of the proxy materials. All stockholders of record who do not receive a paper Notice or email will receive a paper copy of the proxy materials by mail.
7.	I share an address with another stockholder, and we received only one paper copy of the proxy materials or Notice. How may I obtain an additional copy?
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report to stockholders and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps in conserving natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report to stockholders and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report to stockholders and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report to stockholders and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report to stockholders and other proxy materials, you may contact our Investor Relations department at our mailing address, which is 655 Montgomery Street, Suite 490, Department 17022, San Francisco, CA 94111-2676, Attn: Investor Relations, telephone number (650) 316-7500.
76 2022 Proxy Statement

8.	I share an address with another stockholder, and we received more than one paper copy of the proxy materials or the Notice. How do we obtain a single copy in the future?
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report to stockholders and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Investor Relations department at our mailing address, which is 655 Montgomery Street, Suite 490, Department 17022, San Francisco, CA 94111-2676, Attn: Investor Relations, telephone number (650) 316-7500.
Voting Information
9.
Which proposals will be voted on at the Annual Meeting? How does the board of directors recommend that I vote? What is the vote required to approve each of the proposals? What effect will abstentions and broker non-votes have?

	Proposal	Voting Options	Board Recommendation	Votes Required to Approve the Proposal	Effects of Abstentions
1	Election of three Class I directors named in this Proxy Statement	For, Against, or Abstain	FOR	Majority of the votes cast	No effect
2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	For, Against, or Abstain	FOR	Majority of the votes cast	No effect
3	Advisory vote on named executive officer compensation (“say-on-pay”)	For, Against, or Abstain	FOR	Majority of the votes cast	No effect
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the internet, or if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee, or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following the voting instructions you receive. Your nominee has only limited authority to vote your shares without your instructions, as described below.
If you were a beneficial owner at the close of business on the Record Date, you may attend the Annual Meeting. You will need the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, your proxy card, or the instructions that accompany your proxy materials if you wish to attend the Annual Meeting with the right to vote and submit a question. Even if you do not have your 16-digit control number or were not a stockholder as of the close of business on the Record Date, you can still access the meeting, but will not be able to vote at the meeting or submit a question.
If your shares are held in street name, follow the voting instructions you receive from your nominee.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held
2022 Proxy Statement 77

for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022, is considered a routine matter. The proposal for the election of directors and any other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Our board of directors recommends that you vote “FOR” the election of each of the Class I directors named in this Proxy Statement, which we refer to as Proposal 1, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022, which we refer to as Proposal 2, and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement, which we refer to as Proposal 3. None of our directors or Named Executive Officers have any substantial interest in any matter to be acted upon, other than, with respect to our Named Executive Officers, Proposal 3 and, with respect to Kevin Harvey, Thomas Layton, and Elizabeth Nelson, Proposal 1.
10.	Who is entitled to vote? How many shares can I vote?
Only holders of record of our common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 129,651,218 shares of our common stock outstanding and entitled to vote. For 10 days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the internet through the virtual web conference during the Annual Meeting.
You may vote all shares of our common stock that you owned as of the Record Date, including (i) shares held directly in your name as the stockholder of record, including shares purchased or acquired through our equity incentive plans, and (ii) shares held for you as the beneficial owner through a broker, bank, or other nominee.
11.	How can I vote my shares?
If you are a stockholder of record, you may:
•
vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/UPWK2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 8:00 a.m. Pacific Time on Thursday, June 2, 2022. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the internet are posted at www.proxyvote.com;

•	vote by telephone or through the internet—in order to do so, please follow the instructions shown on the Notice of Internet Availability of Proxy Materials or your proxy card; or
•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your signed and dated proxy card must be received prior to the Annual Meeting in order to be voted. Votes submitted by telephone or through the internet must be received by 8:59 p.m. Pacific Time on June 1, 2022. Submitting your proxy, whether by telephone, through the internet, or if you request or receive a paper proxy card, by mail, will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
78 2022 Proxy Statement

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
12.	May I change my vote or revoke my proxy?
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the internet; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
13.	What if I return my proxy card but do not provide voting instructions?
If you are a stockholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors (see Question 9 above).
14.	What if I am a beneficial owner and do not give voting instructions to my broker?
If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except for Proposal 2 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2022), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 2. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank, or other nominee before the date of the Annual Meeting, or to vote during the Annual Meeting.
15.	Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed, either within the company or to third parties, except: (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate proxy solicitation. To the extent that stockholders provide written comments on their proxy cards, those comments will be forwarded to management.
16.	What constitutes a quorum?
The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.
17.	Who will bear the cost of soliciting votes for the Annual Meeting?
The accompanying proxy is solicited by our board of directors on behalf of Upwork Inc. We have retained D.F. King & Co., Inc. to assist us with the solicitation of proxies, for which we will pay an aggregate fee of $15,000, plus reasonable and documented costs and expenses. We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, or other similar
2022 Proxy Statement 79

means. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the internet, you are responsible for any internet access charges you may incur.
18.	What happens if additional matters are presented at the Annual Meeting?
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.
19.	Where can I find the voting results of the Annual Meeting?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K can be found at www.sec.gov and on the “Investor Relations” section of our website.
Attending the Annual Meeting
20.	How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via live webcast. You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/UPWK2022. You also will be able to vote your shares by attending the Annual Meeting online. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials. Stockholders who wish to submit a question to us prior to the Annual Meeting may do so at www.proxyvote.com before 8:59 p.m. Pacific Time on June 1, 2022. Stockholders will need the 16-digit control number to submit a question.
The online meeting will begin promptly at 8:00 a.m. Pacific Time on Thursday, June 2, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow sufficient time for the check-in procedures.
21.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/UPWK2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
22.	Why are you holding a virtual meeting instead of a physical meeting?
We have conducted efficient and effective virtual meetings since 2019. We intend to continue to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders—regardless of size, resources, or physical location, protects the health and safety of attendees in light of the ongoing COVID-19 pandemic, saves us and stockholders’ time and money, and reduces our environmental impact.
80 2022 Proxy Statement

23.	Can stockholders ask questions during the Annual Meeting?
Yes. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/UPWK2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are, among other things, irrelevant to the business of the Annual Meeting, irrelevant to our business, related to material non-public information of the company, derogatory or in bad taste, in furtherance of the stockholder’s personal or business interests, related to pending or threatened litigation; repetitious or already made by another stockholder, related to personal matters or grievances, or out of order or otherwise not suitable for the conduct of the Annual Meeting (as determined by the chairperson of our board of directors or our Corporate Secretary in their reasonable discretion). A webcast replay of the Annual Meeting, including the Q&A session, will be available for 90 days following the Annual Meeting at www.virtualshareholdermeeting.com/UPWK2022.
24.	What is the deadline to propose actions for consideration at the 2023 annual meeting of stockholders or to nominate individuals to serve as directors?
Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is currently Upwork Inc., 475 Brannan Street, Suite 430, San Francisco, California 95054.
To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time on February 1, 2023, and not later than 2:00 p.m. Pacific Time on March 3, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.
Additionally, our amended and restated bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for director nominees constituting up to the greater of two individuals or 20% of our board of directors, subject to reduction in certain circumstances, and subject to the stockholders and the nominees satisfying the requirements specified in our amended and restated bylaws. Our obligation to include director nominees in our annual meeting proxy materials is also subject to certain exceptions as set forth in our amended and restated bylaws. Written notice of the nomination(s) for our 2023 annual meeting of stockholders must be submitted to the attention of the Corporate Secretary at our principal executive offices, the address of which currently is Upwork Inc., 475 Brannan Street, Suite 430, San Francisco, California 95054, no earlier than 2:00 p.m. Pacific Time on November 20, 2022, and no later than 2:00 p.m. Pacific Time on December 20, 2022, subject to certain exceptions as set forth in our amended and restated bylaws. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Upwork nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than December 20, 2022, in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, together with proof of ownership of our common stock in accordance with Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.
2022 Proxy Statement 81

25.	Where can I find more information about Upwork’s SEC filings, governance documents, and communicating with Upwork and the board of directors?
SEC Filings and Reports
Our SEC filings, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our “Investor Relations” section of our website, which is located at investors.upwork.com, under “SEC Filings,” in the “Financials” section of our website.
We will mail, without charge, upon written request, a copy of our Annual Report, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our mailing address:
Upwork Inc.
655 Montgomery Street
Suite 490, Department 17022
San Francisco, CA 94111-2676
Attn: Investor Relations
Corporate Governance Documents
Our Corporate Governance Guidelines, charters of our principal committees of the board of directors, our Code of Business Conduct and Ethics, and other key corporate governance documents and materials are available at the “Investor Relations” section of our website, which is located at investors.upwork.com, by clicking on “Documents & Charters” in the “Governance” section of our website.
Communicating with Management and Investor Relations
Stockholders may contact management or Investor Relations in writing at 655 Montgomery Street, Suite 490, Department 17022, San Francisco, CA 94111-2676, Attn: Investor Relations, telephone number (650) 316-7500, or by email at investor@upwork.com.
Communicating with the Board
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our chairperson) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Sales materials, abusive, threatening, or otherwise inappropriate materials, and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The mailing address for these communications is:
Upwork Inc.
c/o Corporate Secretary
655 Montgomery Street, Suite 490, Department 17022
San Francisco, CA 94111-2676
82 2022 Proxy Statement

Other Matters
Our board of directors does not presently intend to bring any other business before the Annual Meeting, and so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors

Hayden Brown President and Chief Executive Officer
2022 Proxy Statement 83

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UPWK2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your signed and dated proxy card must be received prior to the Annual Meeting in order to be voted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69672-P65911 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UPWORK INC.

The Board of Directors recommends you vote FOR each of the Nominees listed in proposal 1:

Nominees:	For	Against	Abstain
1a. Kevin Harvey	☐	☐	☐
1b. Thomas Layton	☐	☐	☐
1c. Elizabeth Nelson	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D69673-P65911

UPWORK INC.
Annual Meeting of Stockholders
June 2, 2022 8:00 A.M. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Hayden Brown and Brian Levey, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UPWORK INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 2, 2022 at 8:00 A.M. Pacific Time by visiting www.virtualshareholdermeeting.com/UPWK2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side